                                                                   EXHIBIT 10.12

                  SERIES G PREFERRED STOCK PURCHASE AGREEMENT


                                     AMONG


                           CYMER LASER TECHNOLOGIES,

                      THE FOUNDERS LISTED ON SCHEDULE 1.1

                                      AND

                 THE INVESTORS LISTED ON SCHEDULES 1.2 AND 1.3




                                JANUARY 30, 1996


                               TABLE OF CONTENTS
                                                                                                                   PAGE
                                                                                                                   ----
1.       Sale, Purchase and Delivery of Series G Shares............................................................   2
         1.1      Issuance and Sale of Series G Shares.............................................................   2
         1.2      Delivery of Series G Shares......................................................................   3

2.       Certain Definitions.......................................................................................   3

3.       Representations and Warranties of the Company.............................................................   3
         3.1      Organization and Good Standing; Power and Authority..............................................   3
         3.2      Subsidiaries.....................................................................................   4
         3.3      Capitalization...................................................................................   4
         3.4      Compliance with Laws.............................................................................   5
         3.5      Validity of Agreement; Binding Effect............................................................   6
         3.6      No Breach........................................................................................   6
         3.7      Financial Information............................................................................   6
         3.8      Absence of Undisclosed Liabilities and Obligations...............................................   7
         3.9      Absence of Certain Changes.......................................................................   7
         3.10     Real Property....................................................................................   7
         3.11     Tangible Assets and Equipment....................................................................   8
         3.12     Tax Returns and Audits...........................................................................   8
         3.13     Patents and Trademarks...........................................................................   9
         3.14     Employees........................................................................................   9
         3.15     Confidentiality..................................................................................   9
         3.16     Litigation.......................................................................................  10
         3.17     ERISA............................................................................................  10
         3.18     Environmental Compliance Matters.................................................................  10
         3.19     Use of Proceeds..................................................................................  11
         3.20     Registration Rights..............................................................................  11
         3.21     Escrowed Certificates of Founder Common Stock....................................................  11
         3.22     Disclosure.......................................................................................  11
         3.23     Claims of the Founders...........................................................................  11
         3.24     Insurance........................................................................................  12

4.       Representations and Warranties of the Investor............................................................  12
         4.1      Organization and Standing........................................................................  12
         4.2      Authorization and Approval of and Ability to Carry Out This Agreement............................  12
         4.3      Investment Representation........................................................................  12

5.       Company's Affirmative Covenants...........................................................................  13
         5.1      Corporate Existence..............................................................................  13


                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                                   PAGE
                                                                                                                   ----
         5.2      Taxes and Liens..................................................................................  13
         5.3      Maintain Property................................................................................  14
         5.4      Financial Statements and Reports.................................................................  14
         5.5      Confidentiality..................................................................................  14
         5.6      Series G Conversion Shares.......................................................................  14
         5.7      Access to Books and Records......................................................................  15
         5.8      Right of First Offer.............................................................................  15
         5.9      Right of First Refusal and/or Repurchase Agreement...............................................  17
         5.10     Insurance........................................................................................  17
         5.11     Notice of Record Dates...........................................................................  17
         5.12     Employee Stock Purchase Agreement................................................................  17
         5.13     Securities Law Filings...........................................................................  18
         5.14     Lapse of Covenants...............................................................................  18
         5.15     Information as to Competitors and Proprietary Information........................................  18
         5.16     Technological Expertise..........................................................................  18

6.       Investor's Affirmative Covenants..........................................................................  18
         6.1      No Solicitation of Employees.....................................................................  18
         6.2      Certain Definitions..............................................................................  18
         6.3      Limitation on Ownership of Voting Stock..........................................................  19
         6.4      Notice of Voting Stock Purchases.................................................................  19
         6.5      Voting Trust, etc................................................................................  20
         6.6      Solicitation of Proxies..........................................................................  20
         6.7      Acts in Concert with Others......................................................................  20
         6.8      Agreement not to Control.........................................................................  20
         6.9      Restrictions on Transfer of Voting Stock.........................................................  20
         6.10     Confidentiality..................................................................................  21
         6.11     Amendment of Prior Agreements....................................................................  21

7.       Further Agreements........................................................................................  21
         7.1      Right of First Refusal and Repurchase with Respect to Founder Stock..............................  21
         7.2      Co-Sale Agreement on Sale of Founder Stock.......................................................  22

8.       Company's Right of First Refusal..........................................................................  23
         8.1      Right of First Refusal...........................................................................  23
         8.2      Tender Offer Sale................................................................................  24
         8.3      Assignment of Rights.............................................................................  25

9.       Restrictions on Transferability of Shares; Compliance with the Act........................................  25


                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                   PAGE
                                                                                                                   ----
         9.1      Restrictions on Transferability..................................................................  25
         9.2      Certain Definitions..............................................................................  25
         9.3      Notice of Proposed Transfers.....................................................................  27
         9.4      Demand Registration Rights.......................................................................  27
         9.5      Piggy-Back Registration Rights...................................................................  28
         9.6      Registration on Form S-3.........................................................................  29
         9.7      Rule 144 Reporting...............................................................................  30
         9.8      Expenses of Registration.........................................................................  30
         9.9      Cutbacks.........................................................................................  31
         9.10     Additional Covenants Concerning Sale of Shares...................................................  31
         9.11     Blue Sky Provisions..............................................................................  31
         9.12     Advising the Holders.............................................................................  31
         9.13     Indemnification..................................................................................  32
         9.14     Registration under the Exchange Act..............................................................  33
         9.15     Information by Holder............................................................................  33
         9.16     Transfer of Registration Rights..................................................................  33
         9.17     Standoff Agreement...............................................................................  33
         9.18     Termination of Rights............................................................................  33

10.      Survival of Representations, Warranties and Covenants.....................................................  33
         10.1     Survival of Representations, Warranties and Covenants of the Company.............................  33
         10.2     Survival of Representations and Warranties of the Investor.......................................  34

11.      Conditions Precedent to Obligations of the Investor.......................................................  34
         11.1     Representations and Warranties Correct...........................................................  34
         11.2     Compliance with this Agreement...................................................................  34
         11.3     Satisfaction of Investor.........................................................................  34
         11.4     No Actions or Proceedings........................................................................  34
         11.5     Opinion of Company's Counsel.....................................................................  34
         11.6     Officer's Certificate............................................................................  34
         11.7     Certificate of Secretary or Assistant Secretary..................................................  35
         11.8     Delivery of Documents............................................................................  35
         11.9     No Lapse in Insurance Coverage...................................................................  35
         11.10    Employee Agreements and Nondisclosure Agreements.................................................  35
         11.11    Government Approvals.............................................................................  35

12.      Conditions Precedent to the Obligation of the Company.....................................................  36
         12.1     Representations and Warranties Correct...........................................................  36
         12.2     Compliance with this Agreement...................................................................  36


         12.3     Satisfaction of Company and its Counsel..........................................................  36
         12.4     No Actions or Proceedings........................................................................  36
         12.5     Government Approvals.............................................................................  36

13.      Documents to be Delivered at Closings.....................................................................  36
         13.1     Documents to be Delivered by the Company at the Closings.........................................  36
         13.2     Documents to be Delivered by the Investor at the Closings........................................  37

14.      Miscellaneous.............................................................................................  37
         14.1     Definition of Person.............................................................................  37
         14.2     Definition of Knowledge..........................................................................  37
         14.3     Additional Actions...............................................................................  37
         14.4     Expenses.........................................................................................  37
         14.5     Counterparts.....................................................................................  38
         14.6     Binding Effect; No Assignment....................................................................  38
         14.7     Notices..........................................................................................  38
         14.8     Applicable Laws..................................................................................  38
         14.9     Entire Agreement.................................................................................  38
         14.10    Waivers and Amendments; Noncontractual Remedies; Preservation of Remedies........................  38
         14.11    Table of Contents; Captions......................................................................  39
         14.12    Schedules and Exhibits Part of Agreement.........................................................  39
         14.13    Severability.....................................................................................  39
         14.14    Obligation of the Company to Indemnify...........................................................  39
         14.15    Obligation of the Investor to Indemnify..........................................................  39
         14.16    Notice and Opportunity to Defend.................................................................  39

SCHEDULES

         1.1    FOUNDERS
         1.2    FIRST CLOSING PURCHASERS
         1.3    SECOND CLOSING PURCHASERS
         3.0    SCHEDULE OF EXCEPTIONS


EXHIBITS

         A      FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
         B      OPINION OF THE COMPANY'S COUNSEL

                                                                 EXHIBIT 10.12

                   SERIES G PREFERRED STOCK PURCHASE AGREEMENT

         This SERIES G PREFERRED STOCK PURCHASE AGREEMENT is made as of January 30, 1996 (the "Agreement") among CYMER LASER TECHNOLOGIES, a California corporation (the "Company"), the persons whose names are set forth on Schedule
1.1 hereto (hereinafter referred to individually as a "Founder" and collectively as the "Founders"), and the purchasers of shares of series G preferred stock, $.01 par value (the "Series G Preferred Stock"), set forth on Schedules 1.2 and
1.3 attached hereto (hereinafter referred to individually as an "Investor" and collectively as the "Investors").

                                    RECITALS

   1. The Company sold 2,107,882 shares (the "Series A Shares") of its series A preferred stock, $.01 par value (the Series A Preferred Stock), to certain investors (the "Series A Investors") pursuant to a Series A Preferred Stock Purchase Agreement, dated May 3, 1988 (the "Series A Agreement").

   2. The Company sold 1,323,531 shares (the "Series B Shares") of its series B preferred stock, $.01 par value (the "Series B Preferred Stock"), to certain investors (the "Series B Investors") pursuant to a Series B Preferred Stock Purchase Agreement, dated June 28, 1989 (the "Series B Agreement").

   3. The Company sold 200,000 shares (the "Series C Shares") of its series C preferred stock, $.01 par value (the "Series C Preferred Stock"), to certain investors (the "Series C Investors"), pursuant to the Series C Preferred Stock Purchase Agreement, dated April 16, 1990 (the "Series C Agreement").

   4. The Company sold 470,590 shares (the "Series D Shares") of its series D preferred stock, $.01 par value (the "Series D Preferred Stock"), to certain investors (the "Series D Investors") pursuant to the terms of the Series D Preferred Stock Purchase Agreements, dated March 15, 1991 and August 28, 1992 (the "Series D Agreement").

   5. The Company sold 75,600 shares (the "Series E Shares") of its series E preferred stock, $.01 par value (the "Series E Preferred Stock"), to certain investors (the "Series E Investors") pursuant to the terms of the Series E Preferred Stock Purchase Agreement, dated February 25, 1994 (the "Series E Agreement").

   6. The Company sold 1,900,00 shares (the "Series F Shares") of its series F preferred stock, $.01 par value (the "Series F Preferred Stock") to certain investors (the "Series F Investors") pursuant to the terms of the Series F Preferred Stock Purchase Agreement, dated February 28, 1995 (the "Series F Agreement"). The Series A Agreement, the Series B Agreement, the Series C Agreement, the Series D Agreement, the Series E Agreement and the Series F Agreement shall collectively be referred to as the "Prior Agreements." The Series A Investors, Series B Investors, Series C Investors, Series D Investors, Series E Investors and Series F Investors shall collectively be referred to as the "Prior Investors" or "Prior Investor" as the case may be.

   7. The Company intends to sell, and the Investors intend to purchase, an aggregate of up to Nine Hundred Thousand (900,000) shares of the Company's 8% Non-Cumulative Voting Redeemable Convertible Series G Preferred Stock (the "Series G Shares"), with such rights, preferences and limitations as are set forth in the Company's Fifth Amended and Restated Articles of Incorporation attached hereto as EXHIBIT A (the "Restated Articles of Incorporation"), including, without limitation, the right to convert each Series G Share into one share of the Company's common stock, $.01 par value per share (the "Common Stock"), for an aggregate of Nine Hundred Thousand (900,000) shares of Common Stock, subject to adjustment for any dilution event described in the Restated Articles of Incorporation or similar event (the "Series G Conversion Shares").

         NOW, THEREFORE, in consideration of the mutual promises and the representations, warranties and covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree, subject to the conditions and terms herein set forth, as follows:

         1.       Sale, Purchase and Delivery of Series G Shares.

                  1.1      Issuance and Sale of Series G Shares.

                           (a)      Issuance and Sale to Investors. Subject to
the terms and conditions of this Agreement, each Investor agrees to authorize the release of funds (held in escrow by the Company's counsel) and purchase at one of the Closings (as defined herein), and the Company agrees to issue and sell to such Investor at such Closing, the Series G Shares listed opposite such Investor's name on Schedule 1.2 or Schedule 1.3 for the aggregate purchase price set forth on Schedule 1.2 or Schedule 1.3. Each Investor's purchase price shall be payable (i) in cash or (ii) by release of funds held in escrow by the Company's counsel. The price per share of the Series G Shares is $6.00 (the "Purchase Price"). Upon execution of this Agreement by the Company and any Investor, this Agreement shall be effective as to the Company and such Investor.

                           (b)      First Closing. The purchase and sale of the
Series G Shares to the purchasers set forth on Schedule 1.2 (the "First Closing Purchasers") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, at 2:00 p.m., on January 30, 1996, or at such other time and place as the Company and the First Closing Purchasers, may mutually agree upon in writing (which time and place are designated as the "First Closing" or "First Closing Date").

                           (c)      Second Closing. A second closing of the
purchase and sale of Series G Shares (the "Second Closing" and, together with the First Closing, the "Closings") shall take place at the offices of Wilson, Sonsini, Goodrich and Rosati at 2:00 p.m. on February 15, 1996 or on such earlier date as the Company and the purchasers set forth on Schedule 1.3 may agree (the "Second Closing Purchasers"). Each of the First Closing Purchasers and the Company agree that no provision of this Agreement may be amended or waived prior to the Second Closing without the written consent of the Second Closing Purchasers. Each Second Closing Purchaser shall become a party to this Agreement and, together with the First Closing Purchasers, shall be deemed to be an "Investor" for purposes of this Agreement upon execution of this Agreement by such Second Closing Purchaser provided that the sale of the Series G Shares to such purchasers shall be effected in accordance with applicable state and federal securities laws. In the event that either of the Second Closing Purchasers does not purchase at the Second Closing the full number of shares set forth opposite such Second Closing Purchaser's name on Schedule 1.3, the Company may, on or prior to February 29, 1996, issue the shares not purchased by such Second Closing Purchaser to other Investors.

                  1.2 Delivery of Series G Shares. At the Closings, the Company shall deliver to each Investor against receipt of the Purchase Price therefor one or more certificates bearing the appropriate legends in accordance with
Section 4.3 hereof, evidencing ownership of the number of Series G Shares being purchased hereunder by such Investor in the denomination indicated in Section 1.1(a) and which shall be recorded on the stock transfer books of the Company in the name of the Investor. All events which shall occur at such Closing shall be deemed to occur simultaneously.

   2.    Certain Definitions. For purposes of Sections 5.8, 7.1, 7.2, 9 and
14.10 of this Agreement, the term "Shares" shall mean collectively the Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares, Series F Shares and Series G Shares; the term "Conversion Shares" or singularly, "Conversion Share" shall mean the shares of Common Stock issued upon conversion of the Shares; and the term "Significant Holder" shall mean (i) a holder of at least 210,788 Series A Shares, (ii) a holder of at least 132,353 Series B Shares, (iii) a holder of at least 100,000 Series C Shares, (iv) a holder of at least 100,000 Series D Shares, (v) a holder of at least 37,800 Series E Shares,
(vi) a holder of at least 100,000 Series F Shares (or Conversion Shares) or
(vii) a Series G Significant Holder (as defined below). The term "Series G Significant Holder" shall mean a holder of at least 200,000 Series G Shares (or Series G Conversion Shares).

   3. Representations and Warranties of the Company. Except as disclosed in the attached schedule of exceptions (Schedule 3.0), the Company represents and warrants to the Investors as follows:

         3.1 Organization and Good Standing; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority and the legal right to transact the business in which it is presently engaged, to own, lease and operate all of the assets and properties owned, leased or operated by it, to enter into and perform this Agreement, and will have at the Closing, all requisite corporate power and authority to sell and issue the Series G Shares and to issue the Series G Conversion Shares and to otherwise perform and comply with all other actions and agreements arising hereunder. The Company does not own or lease any property or engage in any activity in any jurisdiction which might require its qualification to do business as a foreign corporation in any such jurisdiction. The Company has furnished the Investor or its counsel with true, correct and complete copies (certified by the Secretary or Assistant Secretary of the Company) of its (a) Restated Articles of Incorporation and will make available to each Investor (b) By-Laws, (c) the minute books of the Company (containing records of all meetings and consents in lieu of meetings of its shareholders and the Board of Directors of the Company (the "Board") (and any committees thereof) since the date of its incorporation and (d) the stock transfer books of the Company. A copy of the Restated Articles of Incorporation is attached hereto as EXHIBIT A.

         3.2 Subsidiaries. Except for Cymer Japan, Inc., a Japanese corporation and a wholly-owned subsidiary of the Company, the Company has no subsidiaries and does not own (of record or beneficially) and has made no commitment to purchase any shares or securities of, or otherwise make any investment in, any other corporation, association, partnership or other entity and is not a participant in any joint venture. Cymer Japan, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and the legal right to transact the business in which it is presently engaged, to own, lease and operate all of the assets and properties owned, leased or operated by it.

                  3.3      Capitalization.

                           (a)      The authorized capital stock of the Company
consists of 15,000,000 shares of Common Stock, 1,156,123 shares of which are issued and outstanding, and 9,834,880 shares of preferred stock, $.01 par value (the "Preferred Stock"), consisting of: 2,269,261 shares of Series A Preferred Stock, all of which are issued and outstanding; 1,310,029 shares of Series B Preferred Stock, all of which are issued and outstanding; 200,000 shares of Series C Preferred Stock, all of which are issued and outstanding; 485,590 shares of Series D Preferred Stock, 470,590 of which are issued and outstanding; 1,670,000 shares of Series E Preferred Stock, of which 75,600 are issued and outstanding; 3,000,000 shares of Series F Preferred Stock, 2,170,074 of which are outstanding; and 900,000 shares of Series G Preferred Stock, none of which are outstanding prior to the Closing. All of the outstanding shares of Common Stock and Preferred Stock are duly authorized and validly issued, fully paid and non-assessable. The Company has reserved the following shares of capital stock for issuance: (i) up to 900,000 Series G Shares to be issued pursuant to this Agreement, (ii) 1,500,000 shares of Common Stock upon exercise of options granted or to be granted to the Company's employees; (iii) 21,514 shares of Series E Preferred Stock to be issued pursuant to Warrants to purchase Series E Preferred Stock (the "Series E Warrants"); (iv) up to 843,526 shares of Series F Preferred Stock to be issued pursuant to warrants to purchase Series F Preferred Stock (the "Series F Warrants"); and (v) up to 8,561,295 shares of Common Stock reserved for issuance upon conversion of the Shares and upon conversion of Preferred Stock to be issued pursuant to the Series E Warrants and the Series F Warrants. No other classes of capital stock of the Company are authorized or outstanding.

                           (b)      Except as set forth in this Agreement, the
Series E Warrants, the Series F Warrants and options to purchase up to 1,500,000 shares of Common Stock granted or to be granted under the Company's Stock Option Plan, as of the date hereof, there are no other outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from or sell to the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no security of any kind convertible into such capital stock. The Company has no obligation or agreement under any contingency whatsoever to issue any equity, debt or other security, or to pay, perform, guaranty, be responsible for, or satisfy in whole or in part any debt, security, obligation or agreement incurred or made by an individual or entity other than the Company, and the Company has no obligation under any condition or contingency whatsoever to share its income with anyone, or to make, accrue or set aside any payment or amount measured in any way by any part or all of its sales or income. The Company is not indebted to any of its employees in any amount other than for accrued but unpaid compensation.

                           (c)      Upon issuance pursuant to this Agreement,
the Series G Shares will have the rights and preferences set forth in the Restated Articles of Incorporation and each Series G Share will be, when issued, initially convertible into one Series G Conversion Share, subject to adjustment for any dilution event described in the Restated Articles of Incorporation or similar event. The Series G Shares delivered to the Investor pursuant to this Agreement, upon payment of the respective purchase prices therefor, shall be duly authorized, validly issued, fully paid and non-assessable, and the Conversion Shares have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series G Shares and the Restated Articles of Incorporation, shall be duly authorized, validly issued, fully paid and non-assessable. Subject to the provisions of applicable federal and state securities laws and compliance with the terms of this Agreement, upon the consummation of the transactions contemplated hereby, the Series G Shares and the Series G Conversion Shares will be freely transferable and free and clear of all liens and encumbrances, other than liens, encumbrances or restrictions on transfer arising hereunder or under agreements entered into or actions taken by the Investor.

                           (d)      All of the outstanding shares of Common
Stock and Preferred Stock have been, and all Series G Shares to be issued pursuant to this Agreement and all Series G Conversion Shares and Conversion Shares to be issued will be, offered, issued and sold in compliance with all federal and state securities laws.

         3.4 Compliance with Laws. The Company is not in violation of (a) any applicable order, judgment, injunction, award or decree, or (b) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the business of the Company except for violations which could not have a material adverse effect on the business or properties of the Company and would not be in violation of any such law, ordinance, regulation or other requirement that has been enacted or adopted but is not yet effective if it were effective. The Company has obtained all licenses, permits, orders and approvals of any federal, state, local or foreign governmental or regulatory body (collectively, "Permits") that are material to or necessary for the conduct of the business of the Company. All of such Permits are in full force and effect, no violations are or have been recorded in respect of any Permit and no proceeding is pending or, to the best of the Company's knowledge, threatened to revoke or limit any such Permit.

         3.5 Validity of Agreement; Binding Effect. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body is required in connection with the execution and delivery by the Company of this Agreement, the issuance of the Series G Shares or the Series G Conversion Shares and the consummation and performance by the Company of the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the issuance of the Series G Shares and the Series G Conversion Shares and the consummation of the transactions contemplated herein by the Company have been duly authorized by all necessary corporate action on the part of the Company, including any action which may have been required to be taken by the Company's shareholders, and this Agreement, when executed, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except insofar as the enforcement hereof may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect, (b) equitable principles of general application and (c) limitations of public policy as applied to Section 9.13 of this Agreement).

                  3.6 No Breach. The execution and delivery of this Agreement does not and the issuance of the Series G Shares and Series G Conversion Shares and consummation of and compliance with the transactions and agreements contemplated hereby will not conflict with or constitute a violation or breach of (a) the Restated Articles of Incorporation or By-laws of the Company, (b) any provision of any material contract or other instrument to which the Company is a party or by which the Company may be bound or by which the business, assets or properties of the Company may be affected or secured, (c) any order, writ, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon the Company or upon the securities, properties or business of the Company or (d) any statute, law, rule, permit or regulation (including, without limitation, applicable federal and state securities laws) of any jurisdiction to which the Company is subject.

         3.7 Financial Information. The Company has furnished the Investor with (a) its statements of operations of the Company for the three years ended December 31, 1992, 1993 and 1994, all of which were derived from the Company's audited Financial Statements (audited by Deloitte & Touche, independent public accountants, (collectively, the "Annual Financials"), and (b) an unaudited balance sheet dated as of September 30, 1995, and an unaudited statement of operations for the period then ended (the "Unaudited Financials"; the Annual Financials and the Unaudited Financials are herein referred to collectively as the "Financial Statements"). The Financial Statements are complete and correct, and present fairly the financial position and assets and liabilities of the Company at their respective dates and the results of its operations and changes in financial position for the periods then ended; provided, however, that the Unaudited Financials are subject to year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles.

         3.8 Absence of Undisclosed Liabilities and Obligations. The Company has no liability or obligation, either accrued, absolute, direct, or to the best of its knowledge, contingent or indirect, or otherwise, whether as principal, agent, partner, co-venturer, guarantor or in any capacity whatsoever which are not reflected in the Financial Statements, other than (a) obligations and liabilities incurred in the ordinary course of business that are not individually or in the aggregate material and (b) obligations under contracts made in the ordinary course of business that would not be required to be reflected in the Financial Statements.

         3.9 Absence of Certain Changes. Since September 30, 1995, there has not been any event or condition of any character which has either singly or in the aggregate materially adversely affected the Company's business or prospects, including but not limited to:

                  (a) Any change in the condition (financial or otherwise), assets, liabilities or business of the Company from that shown on the Financial Statements;

                  (b) Any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) affecting the business or plans of the Company;

                  (c) Any declaration, setting aside, payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                  (d)      Any waiver by the Company of any rights of value;

                  (e) Any purchase, sale or transfer of any assets or properties of the Company, any satisfaction or cancellation of any mortgage or pledge or any incurring of any debts or claims, or the subjection of any assets or property of the Company to any lien, charge, security interest or other encumbrance or any other transaction entered into by the Company other than in the ordinary course of business;

                  (f) Any increase in the compensation of any of the officers, other employees or agents of the Company, including without limitation, any increase by means of any bonus or pension plan, contract or other commitment; or

                  (g) Any labor trouble, or any event or condition of any character, affecting the business or plans of the Company.

         3.10 Real Property. Schedule 3.0 sets forth a list and summary description of all evidences of ownership of real property by the Company, all leases, subleases or other agreements under which the Company is lessor or lessee of any real property, and of all options held by the Company to purchase or acquire real property. Such leases, subleases and other agreements and all options are in full force and effect and the Company has not received any notice of any default thereunder. No approval or consent of any person is needed in order that the leases, subleases or other agreements and all options under or pursuant to which the Company is lessor or lessee of any real property continue in full force and effect after the Closing. The leasehold interests of the Company are not subject to any liens or encumbrances and such leasehold interests enjoy a right of quiet possession as against any liens or encumbrances on the properties. The Company is not subject to any contractual obligation to purchase or acquire any interest in real property or to sell or dispose of any interest in real property, and the Company has not granted any options to purchase or acquire any interest in real property. The Company has good and marketable title to all the real property held by it outright and none of such real property or any of the structure or improvements thereon is in violation of any applicable building, zoning, environmental or other laws, ordinances or regulations. None of such real property has been condemned or is the subject of any eminent domain proceeding and the Company has no grounds to believe that any such condemnation or eminent domain proceeding is threatened or taking place.

         3.11 Tangible Assets and Equipment. The Company owns outright and has good and marketable title to all of its tangible assets and equipment including all tangible assets and equipment reflected in the Financial Statements, in each case free and clear of any lien or encumbrance, subject only to liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on the books of the Company and reflected in the Financial Statements. Each tangible asset and piece of equipment of the Company is in good operating condition, ordinary wear and tear excepted, is being and has been properly serviced and maintained.

         3.12     Tax Returns and Audits.

                  (a) (i) The Company has properly completed and filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) in correct form all federal, state and other income, profits, franchise, real property, personal property, sales, use, employment, payroll, excise and other tax returns and reports required to be filed by the Company, (ii) all taxes imposed or which may be imposed or asserted by the U.S. Internal Revenue Service, the State of California, or any other taxing authority, and all deficiencies, assessments, additions to tax, penalties and interests, which are due and payable by the Company through December 31, 1994, or which are attributable to the operations, business, properties or assets of the Company through that date have been paid in full, and (iii) all monies required to be withheld by the Company from employees for income taxes, social security and unemployment insurance taxes have been collected or withheld and either paid to the respective governmental agencies or adequately provided for by reserves on the books of the Company and reflected in the Financial Statements, other than (x) returns and reports, the non-filing of which, (y) deficiencies, assessments, additions to tax, penalties and interest, the non-payment of which, and (z) withholdings, the non-collection or withholding of which would not either singly or in the aggregate have a material adverse effect on the Company.

                  (b) There are (i) no other tax returns or reports which are required to be filed by the Company which have not been so filed and (ii) no unpaid assessments for additional taxes for any fiscal period or any basis therefor. The Company's tax returns have not been audited by the U.S. Internal Revenue Service, the State of California or any other taxing authority to which the Company is subject. The Company has not consented to any extensions of time to assess any tax.

                  (c) The Company has successfully revoked its election to be treated as an S corporation and is presently filing tax returns and reports to, and is recognized by, the U.S. Internal Revenue Service, the State of California and all other relevant taxing authorities as a C corporation.

         3.13 Patents and Trademarks. To the best of the Company's knowledge, it owns or possesses, has access to, or can become licensed on reasonable terms under all patents, patent applications, inventions, trademarks, tradenames, servicemarks, copyrights, and other proprietary intellectual property rights (collectively referred to as "Proprietary Rights") (a) necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, and the lack of which would materially and adversely affect its business or properties, and (b) without any material infringement of or conflict with the rights of others. All of the Proprietary Rights are free and clear of any liens or other encumbrances. The Company has not granted any licenses to its Proprietary Rights and is not aware of any third parties who are infringing or violating any of same. The Company has not been notified of any disputes or claims regarding the Proprietary Rights.

         3.14 Employees. No key employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Investor to any material liability. There is neither pending nor, to the Company's knowledge threatened, any actions, suits, proceedings or claims, or any basis therefor or thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company is not a party to, or subject to, any obligation, liability or commitment with respect to any written employment, compensation, consulting, severance pay or similar agreement and any and all oral employment, compensation, consulting or similar commitments are terminable at will and without notice by the Company and without payment or penalty. The Company is not a party to any collective bargaining or other union contracts and its employees are not represented by any union.

         3.15 Confidentiality. Each person employed by the Company or hired as a consultant to the Company who has access to any Proprietary Rights or other proprietary information of or about the Company has executed and delivered to the Company an agreement pursuant to which the employee or consultant agrees to maintain the confidentiality of all Proprietary Rights or other proprietary information and to assign the Company any inventions the employee or consultant makes on the job.

         3.16     Litigation.

                  (a) There are no legal, administrative or other proceedings, investigations or inquiries, or other asserted claims, judgments, injunctions or restrictions, pending or outstanding or, to the best knowledge of the Company, threatened against the Company, any of its properties or business, or against or involving any of the Company or the officers or directors of the Company, or any action related to this Agreement, the issuance of the Series G Shares or any of the transactions contemplated herein that might if determined adversely to the Company, either singly or in the aggregate, result in any material adverse change in the business, prospects, operations, properties or condition (financial or otherwise) of the Company or in any material liability on the part of the Company. To the best of the Company's knowledge, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth on Schedule
3.0 if currently pending or threatened. There are no actions, suits or claims or legal, administrative or arbitration proceedings pending or to the best of the Company's knowledge threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or the heirs, executors or administrators of such director or officer against the Company.

                  (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the U.S. or any other jurisdiction.

         3.17     ERISA. No employee pension benefit plan, within the meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), is currently maintained or sponsored by the Company and the Company does not contribute to, and is not obligated to contribute to, and none of the employees of the Company is a participant in, any multiemployer plan within the meaning of Section 400(a) of ERISA.

         3.18     Environmental Compliance Matters.

                  (a) There is no soil or ground water contamination by any "Hazardous Material" for which the Company is or may be liable. "Hazardous Material" shall mean any flammables, asbestos, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including without limitation any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal, state or local laws, rules, regulations or orders or which federal, state or local laws, rules, regulations or orders have designated as potentially dangerous to public health and/or safety when present in the environment;

                  (b) The Company has stored, used and disposed of "Hazardous Material" in material compliance with applicable laws; and

                  (c) There are no (i) enforcement, cleanup, removal or other governmental or regulatory actions instituted or completed or, to the best of the Company's knowledge, threatened against the Company pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material, (ii) claims made or, to the best of the Company's knowledge, threatened by any third party against the Company with respect to or because of its property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Material or (iii) conditions on any of the properties of the Company that could cause such properties or any part thereof to be subject to any restrictions on the ownership, occupancy transferability or use of any of such properties under any Hazardous Material law.

         3.19 Use of Proceeds. The net proceeds to be paid to the Company at the Closing are to be used (i) for developing manufacturing infrastructure and
(ii) to provide working capital.

         3.20 Registration Rights. Except as provided for in this Agreement, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "Act"), any of its currently outstanding securities or any of its securities which may hereafter be issued.

         3.21 Escrowed Certificates of Founder Common Stock. The certificates for all shares of Common Stock held by the Founders have been delivered to Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, in the form required by, and in accordance with the terms of, the Common Stock Restriction Agreements executed by and between the Company and the Founders (the "Restriction Agreements").

         3.22 Disclosure. In addition, the Company has fully provided the Investor with all the information which such Investor has requested for deciding whether to purchase the Series G Shares and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other statements, exhibits, schedules or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. With respect to the financial projections of the Company (the "Financial Projections"), and any projections, forecasts, and expressions of opinions or predictions delivered to the Investors, the Company represents only that such projections, forecasts, and expressions of opinions or predictions were made in good faith and after careful consideration and due inquiry and that the Company believes there is a reasonable basis therefor. The Company does not represent or warrant that the results, sales or orders set forth in the Financial Projections will be achieved.

         3.23 Claims of the Founders. The Company represents to the Investor that the Founders have transferred to the Company all of their rights with respect to any of the Company's Proprietary Rights (and have not retained as their own property any invention or technology pertaining to the business of the Company) and they have relinquished all claims to any Proprietary

Rights, including without limitation, any rights to any payments therefor, other than their rights as employees and/or shareholders of the Company.

         3.24 Insurance. The Company maintains insurance with reputable insurance companies, on so much of its properties, to such an extent and against such risks, as reasonably prudent persons engaged in similar businesses would customarily insure properties of a similar character.

   4. Representations and Warranties of the Investor. Each Investor severally and not jointly hereby represents and warrants to the Company as follows:

         4.1 Organization and Standing. If the Investor is not an individual, the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

         4.2 Authorization and Approval of and Ability to Carry Out This Agreement. The Investor has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby. If the Investor is not an individual, the Investor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Investor, to the extent provided for herein, enforceable in accordance with its terms (except insofar as the enforcement hereof may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect, (b) by equitable principles of general application, and (c) limitations of public policy as applied to Section 9.13 of this Agreement).

         4.3 Investment Representation. The Investor is purchasing the Series G Shares (including, for purposes hereof, the Series G Conversion Shares) for its own account without a view to any distribution thereof in violation of the Act, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. The Investor represents that it (a) is an "Accredited Investor" as that term is defined under Rule 501 under the Act, (b) is experienced in evaluating and making investments of the type contemplated by this Agreement and (c) is financially able to bear the risks of the investment. The Investor acknowledges that the Company is issuing and selling the Series G Shares in reliance upon the exemption from registration provided in Regulation D of the Act and is relying upon these representations, and agrees that the Series G Shares may only be transferred if registered under the Act or pursuant to an exemption from such registration requirements. The Investor understands that Rule 144 promulgated under the Act is not presently available with respect to the Series G Shares or Series G Conversion Shares, and that absent registration of the Series G Shares or Series G Conversion Shares under the Act, compliance with an applicable exemption under the Act, is required for a sale or other disposition of the Series G Shares or Series G Conversion Shares. The Investor agrees that legends in substantially the following forms may be placed on any certificates evidencing its Series G Shares or Series G Conversion Shares and any other securities issued in respect of Series G Shares or Series G Conversion Shares, upon any dilution event described in the Restated Articles of Incorporation or similar event:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred except in compliance with the registration requirements of the Act, or upon delivery to Cymer Laser Technologies of a written opinion of counsel to the registered holder, in form and substance satisfactory to said corporation and its counsel, that registration under the Act is not required."

         "The shares represented by this certificate are subject to certain restrictions upon transfer and rights of first refusal as set forth in an agreement between the corporation and the registered holder, a copy of which is on file at the principal office of the corporation."

The Investor understands that, so long as the legend remains on the certificates representing the Series G Shares or Series G Conversion Shares, the Company may maintain appropriate "stop transfer" orders with respect to the Series G Shares or Series G Conversion Shares on its books and records and with its registrar and transfer agent. Notwithstanding the foregoing, such Investor shall be entitled to replacement certificates without such legend if permitted under Rule 144 or upon presentation by such Investor to the Company of a written opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel that the removal of such legend is not in violation of either the Act and the rules and regulations thereunder or applicable provisions of state securities law.

   5. Company's Affirmative Covenants. Except as hereinafter provided, the Company hereby covenants that from and after the date of this Agreement and so long as the Investor holds beneficially or of record any of the Series G Shares or Series G Conversion Shares:

         5.1 Corporate Existence. The Company will maintain its corporate existence and use best efforts to comply with all laws, government regulations, rules and ordinances and judicial orders, judgments and decrees applicable and material to the Company and its subsidiary, their business and properties.

         5.2 Taxes and Liens. The Company will (a) punctually pay and discharge or cause to be paid and discharged before the same shall become delinquent (i) all taxes, assessments and governmental charges lawfully imposed upon the Company, or any of its property, or upon the income and profits thereof, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might result in a lien upon the property of the Company, (b) withhold all monies required to be withheld by the Company from employees for income taxes, social security and unemployment insurance taxes and (c) complete and file, on a timely basis, all tax returns and reports required to be filed by it (including, without limitation, returns and reports of the type set forth in Section 3.12(a)(i)).

         5.3 Maintain Property. The Company will cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs as in the judgment of the Company may be necessary so that business carried on in connection therewith may be properly and advantageously conducted.

         5.4      Financial Statements and Reports.

                  (a) The Company will keep adequate and accurate books of account and will prepare the financial statements referred to herein, in accordance with generally accepted accounting principles, consistently applied.

                  (b) Until the Initial Public Offering (as herein defined), the Company shall furnish to each Series G Significant Holder, as soon as practicable (and in any event at least thirty (30) days) prior to the beginning of each fiscal year, an annual projected budget for the following fiscal year, and an annual operating plan and strategic plan (collectively, the "Plan") as approved by the Board; provided that the Company may, at its discretion, redact from such budget and Plan any confidential information relating to its customers.

                  (c) Until the Initial Public Offering (as herein defined), the Company shall furnish to each holder of Series G Shares or Series G Conversion Shares as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year of the Company, an audited balance sheet of the Company as of the end of the year and the related statement of operations, retained earnings or deficit and changes in the financial position of the Company as of the end of the year setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an audit report and opinion in respect of such financial statement (consolidated if applicable) of the independent certified public accountants selected by the Company (which shall be a nationally recognized firm of accountants), and such report and opinion shall be unqualified as to the scope of the audit.

         5.5 Confidentiality. The Company shall, after the date hereof, cause each person employed by, or retained as a consultant to, the Company who has access to any Proprietary Rights or other proprietary information of or about the Company to execute an Employee Agreement, in the case of an employee, and a Nondisclosure Agreement, in the case of a consultant.

         5.6 Series G Conversion Shares. The Company shall reserve and keep available from its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of the Series G Shares, such number of Series G Conversion Shares as shall then be issuable upon the conversion of all of the Series G Shares, taking into account any anti-dilution rights of the holders thereof.

         5.7 Access to Books and Records. Until the Initial Public Offering (as defined herein), and subject to the provisions of Section 6, each Series G Significant Holder and its agents shall (a) have access upon reasonable notice to the Company, during usual business hours, and as often as may reasonably be desired, to the accounts, books and records of the Company and shall be entitled to examine, make copies and extract therefrom, and from any other items, such information relating to the Company as each such Investor shall reasonably specify and (b) be permitted, upon reasonable notice to the Company to visit and inspect any of the properties of the Company. Notwithstanding any provision to the contrary, this Section 5.7 shall not supersede any prior confidentiality agreement or restriction on access between the Company and any Investor and such restrictions shall remain in full force and effort.

         5.8      Right of First Offer.

                  (a) The Company hereby grants to the Significant Holders the right of first offer to purchase, pro-rata, all (or any part) of New Securities (as defined in this Section 5.8) which the Company may, from time to time, propose to sell and issue. A Significant Holder's pro-rata portion for purposes of this Agreement, unless otherwise stated, is the ratio of (x) the number of the shares of Common Stock and Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, determined on an as-converted basis, held by such Significant Holder at the time to (y) the total number of shares of Common Stock and Preferred Stock (determined on an as-converted basis) of the Company issued and outstanding at such time. Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise his right hereunder to purchase his pro-rata portion of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder's portion on a pro-rata basis within five (5) days from the date it receives notice from the Company that a non-purchasing Significant Holder has failed to exercise its right hereunder to purchase its pro-rata share of New Securities. For the purpose of determining the over-allotment rights under this Agreement with respect to any offering of New Securities, a Significant Holder's pro-rata portion is the ratio of (x) the number of the shares of Common Stock and Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, determined on an as-converted basis, held by such Significant Holder at the time to (y) the total number of shares of Common Stock and Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, determined on an as-converted basis, held by all Significant Holders exercising their right of first offer with respect to such offering. This right of first offer shall be subject to the following provisions:

                  (b) "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the right of first offer shall apply at the time of issuance of the right, warrant or option and not to the exercise thereof; provided, further, that the term "New Securities" does not include: (i) the Shares or Conversion Shares; (ii) 16,000 shares of Series E Preferred Stock issuable upon the exercise of the Series E Warrants; (iii) up to 843,526 shares of Series F Preferred Stock issuable upon the exercise of the Series F Warrants; (iv) shares of Common Stock issuable upon conversion of the Preferred Stock, or such securities as may be substituted for the Preferred Stock, issuable upon the exercise of the warrants listed in (ii) and (iii); (v) securities offered to the public pursuant to a registration statement filed pursuant to the Act; (vi) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns not less than 51% of the voting power of such corporation; (vii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Company; (viii) 1,500,000 shares of Common Stock reserved for issuance to Founders or employees pursuant to the exercise of options granted or to be granted; (ix) warrants issued in connection with the leasing of equipment by the Company which have been approved by the Board; (x) any security if holders of at least sixty-six and two thirds percent (66 2/3%) of the outstanding Shares (and outstanding Conversion Shares), voting as a single class, (or any combination of such Shares and such Conversion Shares) consent in writing that the right of first offer shall not apply to such securities; or (xi) issuances of up to a cumulative number of 19,995 shares of Common Stock or Preferred Stock from the date of this Agreement which are not excluded by any of the foregoing exceptions.

                  (c) In the event the Company proposes to issue New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have thirty (30) days from the date of receipt of any such notice to agree to purchase the Significant Holder's pro-rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (d) In the event any Significant Holders fail to exercise the right of first offer with respect to such Significant Holder's full pro-rata portion of the New Securities proposed to be sold by the Company within said thirty (30) day period and after the expiration of the five (5) day period for the exercise of the over-allotment provisions of this Section 5.8, the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement), to sell the New Securities respecting which the Significant Holders' options were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within 120 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Significant Holders in the manner provided above.

                  (e)      The right of first offer set forth in this Section
5.8 is nonassignable, except that such right is assignable (i) by each Significant Holder to any Person (as defined in Section 14.1) controlling, controlled by or under common control with such Significant Holder,

(ii) between and among any of the Significant Holders and (iii) upon the death of a Significant Holder, such right shall pass to the beneficiaries under the deceased Significant Holder's last will and testament or to the distributees of the deceased Significant Holder's estate.

         5.9 Right of First Refusal and/or Repurchase Agreement. It shall be a condition to any issuance of shares of Common Stock (other than shares of Common Stock issued upon conversion of the Preferred Stock) including, without limitation, Common Stock to officers or employees of the Company pursuant to an employee stock purchase, stock option or other benefit or incentive plan established by the Company, that the Company will cause the person to whom the Common Stock is to be issued to execute and deliver to the Company an appropriate right of first refusal agreement and/or a repurchase agreement (in the event that the shares of Common Stock being issued are subject to absolute prohibitions on transfer that lapse over time) in a form approved by the Board which shall provide, among other things, that the Significant Holders shall have the right to exercise the Company's rights thereunder in the event the Company shall fail to do so.

         5.10 Insurance. The Company will insure and keep insured, with reputable insurance companies, so much of its properties, to such an extent and against such risks, as reasonably prudent persons engaged in similar businesses would customarily insure properties of a similar character or as otherwise approved by the Board.

         5.11     Notice of Record Dates.

                  (a) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to each holder of Series G Shares, at least ten (10) days prior to such record date, specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (b) In the event of (i) any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, (ii) the conveyance or transfer of all, or substantially all, of the properties and assets of the Company, (iii) any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series G Shares, at least ten (10) days prior to the applicable record date, a notice specifying the date on which such record is to be taken for the purpose of such transaction.

         5.12 Employee Stock Purchase Agreement. The Company will not issue any of its capital stock, or grant an option to purchase any of its capital stock, to any Founder, employee, or officer of the Company (other than any options or grants already made to any Founders or employees of the Company) except pursuant to a plan adopted or an issuance approved by the Board.

         5.13 Securities Law Filings. The Company shall make any and all filings necessary (whether before or after the Closing) in connection with the offer, issuance and sale of the Series G Shares and the issuance of the Series G Conversion Shares under the securities or blue sky laws of California or any other state where necessary, and any federal laws.

         5.14 Lapse of Covenants. Except as otherwise specifically provided in this Section 5, the covenants contained herein and further agreements contained in Section 7 of this Agreement shall lapse and be of no further force and effect upon the consummation by the Company of an Initial Public Offering. "Initial Public Offering" for purposes of this Agreement, shall be defined as the receipt by the Company of the proceeds of a bona fide firm commitment underwritten public offering registered under the Act, which offering does not exclusively relate to securities under an employee stock option, bonus or other compensation plan and at a price of not less than $6.00 per share of Common Stock (as equitably adjusted for any dilutive event set forth in the Restated Articles of Incorporation or other similar event) and net proceeds to the Company of not less than $10,000,000.

         5.15 Information as to Competitors and Proprietary Information. The Company shall not provide to the Investor or any Prior Investor any confidential information concerning the affairs of any other Investor or Prior Investor disclosed to the Company prior to or subsequent to the execution of this Agreement.

         5.16 Technological Expertise. The Company shall use its best commercial efforts to maintain and improve its current level of technological expertise through appropriate research and development and use its reasonable commercial efforts to retain key employees.

   6.    Investor's Affirmative Covenants

         6.1      No Solicitation of Employees. So long as the provisions of
Section 6.3 hereof with respect to the Investor's limitation on ownership of Voting Stock remains in effect, each Investor agrees not to solicit, jointly or severally, for itself or any other entity, any employee of the Company to leave the employ of the Company. The Investors further agree not to otherwise interfere, or solicit others to interfere, with the Company's relationships with current or prospective employees.

         6.2      Certain Definitions. As used in this Section 6:

                  (i) The term "Total Voting Power of the Company" means the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting other than votes that may be cast only upon the happening of a contingency.

                  (ii) The term "Voting Stock" means the Common Stock, Preferred Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency).

         6.3 Limitation on Ownership of Voting Stock. Each Investor shall not, directly or indirectly, acquire beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) without the consent of the majority vote of the Board of Directors of the Company at a properly-noticed meeting of the Board of Directors, if the effect of such acquisition would be to increase the Voting Power of all Voting Stock then owned by such Investor or which it has a right to acquire to more than 10% of the Total Voting Power of the Company at the time in effect; provided that such Investor may acquire Voting Stock without regard to the foregoing limitation if:

                  (i) a bona fide offer is made by another person or group (not affiliated with such Investor or any Prior Investor) to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire shares of Voting Stock with aggregate Voting Power of more than 40% of the Total Voting Power of the Company then in effect and such offer is not withdrawn or terminated prior to such Investor making an offer to acquire voting stock in response thereto (the "Offer"),

                  (ii) it is publicly disclosed or Investor otherwise learns that another person or group (not affiliated with such Investor or any Prior Investor) has acquired any Voting Stock which results in such person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of more than 40% of the Total Voting Power of the Company then in effect,

                  (iii) the acquisition of more than 10% of the Total Voting Power occurs after the second anniversary of the consummation of the Company's Initial Public Offering, or

Notwithstanding the foregoing, if the Company repurchases any of its shares and such repurchases result in Investor owning more than 10% of the Total Voting Power of the Company at the effective time of such repurchases, the Investor shall not be obligated to divest itself of shares of the Voting Stock to meet the foregoing 10% limitation, but shall not acquire any additional Voting Stock unless such acquisition would otherwise be permitted pursuant to this Section 6.3.

         6.4      Notice of Voting Stock Purchases. So long as the provisions of
Section 6.3 hereof with respect to the Investor's limitation on ownership of Voting Stock remain in effect, the Investor shall advise management of the Company as to the Investor's plans to acquire additional shares of Voting Stock, or rights thereto, reasonably in advance of any such acquisition. All purchases of Voting Stock of the Company by the Investor shall be made in compliance with applicable laws and regulations.

                  6.5   Voting Trust, etc. So long as the provisions of Section
6.3 hereof with respect to the Investor's limitation on ownership of Voting Stock remain in effect, the Investor shall not deposit any shares of Voting Stock in a voting trust or, except as otherwise provided herein, subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock.

                  6.6   Solicitation of Proxies. So long as the provisions of
Section 6.3 hereof with respect to the Investor's limitation on ownership of Voting Stock remain in effect, the Investor shall not solicit proxies with respect to any Voting Stock, nor shall it become a "participant" in any "election contest" (as terms are used in Rule 14(a)-11 of Regulation 14(A) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") relating to the election of directors of the Company), without the Company's prior written consent; provided, however, that the Investor shall not be deemed to be a "participant" by reason of the membership of its designee on the Company's Board of Directors.

                  6.7 Acts in Concert with Others. So long as the provisions of Section 6.3 hereof with respect to the Investor's limitation on ownership of Voting Stock remain in effect, the Investor shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Voting Stock.

                  6.8   Agreement not to Control. So long as the provisions of
Section 6.3 hereof with respect to the Investor's limitation on ownership of Voting Stock remain in effect, the Investor shall not seek to control the Company's management, Board of Directors or policies. Notwithstanding the foregoing, the Investor may give advice to the Company's Board of Directors and management from time to time regarding research and development of technology.

                  6.9 Restrictions on Transfer of Voting Stock. The Investor shall not, directly or indirectly, sell or transfer any Voting Stock except (i) to the Company or any person or group approved by the Company; or (ii) to a corporation of which the Investor owns not less than 80% of the voting power entitled to be cast in the election of directors (a "Controlled Corporation"), so long as such controlled corporation agrees to hold such Voting Stock subject to all provisions of this Agreement, including this Section 6.9; or (iii) pursuant to a bona fide public offering registered under the Act of either Voting Stock or securities exchangeable or exercisable for Voting Stock or pursuant to a rights offering or a dividend or other distribution to stockholders of the Investor; or (iv) under an exemption provided by the SEC Release 33-4708 or Regulation S, provided that the Investor complies with the volume of limitations of Rule 144 under the Act; or (v) subject to the Company's right of first refusal as set forth in Section 8.1 hereof, in transactions not described in (i), (ii), (iii), (iv) or (vi) hereof so long as such transactions do not, directly or indirectly, result in a single person or group owning or having the right to acquire or intent to acquire Voting Stock with aggregate Voting Power of 1% or more of the Total Voting Power of the Company; or (vi) in response to (1) a tender offer to purchase or exchange for cash or other consideration any Voting Stock which is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise Company stockholders of such Board's position on such offer, or (2) subject to the Company's right of first refusal as set forth in Section 8.1 hereof, any offer made by another person or group (except by an affiliate of the Investors) purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of more than 40% of the Total Voting Power of the Company then in effect. The restrictions set forth in this
Section 6.9 shall lapse and be of no further force and effect upon the consummation of the Initial Public Offering.

                  6.10 Confidentiality. The Investor agrees to maintain in confidence all books, records, documents or other information received from the Company under this Agreement, not to disclose the same to third parties, not to use such information other than for the purposes of this Agreement and to obligate all of its personnel and agents having access to such information to adhere to this obligation of confidentiality; provided, however, that such information may be (a) disclosed to the extent that disclosure is required pursuant to any applicable law, regulation, judicial process or order, (b) disclosed or used when the information has been discovered or developed by the Investor independently of the Company and such discovery or development is documented in writing concurrently with such discovery or development, which documentation shall be provided to the Company upon request, or (c) disclosed or used when the information is in the public domain through no fault of the Investor.

                  6.11 Amendment of Prior Agreements. Effective upon the execution hereof by the Second Closing Purchasers, the Series C Preferred Stock Purchase Agreement dated April 16, 1990 (the "Series C Agreement") and the Series E Preferred Stock Purchase Agreement dated February 24, 1994 (the "Series E Agreement") shall be deemed amended as follows: (i) Section 6 of each of the Series C Agreement and the Series E Agreement shall be deemed deleted in their entirety and replaced by Sections 6.1 through 6.10, inclusive, of this Agreement, and (ii) Section 8 of each of the Series C Agreement and the Series E Agreement shall be deemed deleted in their entirety and replaced by Section 8 of this Agreement. The Series C Agreement and Series E Agreement, as amended, shall continue in full force and effect.

         7.       Further Agreements.

                  7.1 Right of First Refusal and Repurchase with Respect to Founder Stock. In connection with the exercise of incentive stock options granted to each of the Founders and to certain of the Company's employees (the "Optionees"), each of the Founders and the Optionees is required to execute a Restricted Stock Purchase Agreement (the "Restricted Stock Purchase Agreements"). Pursuant to the Restricted Stock Purchase Agreements and the Restriction Agreements, the Company has the right of first refusal in connection with the sale by the Founders and the Optionees of any vested shares of Common Stock and the right to repurchase any unvested shares of Common Stock. Pursuant to an assignment provision in the Restriction Agreements and the assignability of its rights in the Restricted Stock Purchase Agreements, the Company hereby agrees, that if on any occasion it elects not to exercise any of its rights of first refusal or repurchase under the Restricted Stock Purchase Agreements or the Restriction Agreements or to exercise such rights only with respect to a portion of the shares to which they are applicable, that it shall so notify the Significant Holders in writing (the "Company Notice"), within ten (10) days of receipt of a notice of transfer from the Founder or Optionee, of all of the details of the notice or event which triggered the Company's right of first refusal or repurchase, and the Significant Holders shall thereafter have all of the rights of the Company to exercise on a pro-rata basis the rights of first refusal and repurchase granted thereunder to the Company with respect to all of the shares of Common Stock to which the Company's rights apply or with respect to that portion of the shares of Common Stock that the Company has elected not to purchase, on the same terms granted to the Company pursuant to the Restricted Stock Purchase Agreements or the Restriction Agreements, as applicable. A Significant Holder's pro rata portion, for the purposes of this Section 7.1, is the ratio of (x) the number of shares of Preferred Stock (determined on an as converted basis) held by such Significant Holder at the time to (y) the total number of shares of Preferred Stock (determined on an as converted basis) of the Company held by all Significant Holders. Each Significant Holder shall deliver a notice to the Company stating the number of shares of Common Stock which the Significant Holder desires to purchase pursuant to this Section 7.1 or to sell pursuant to Section 7.2 within ten (10) days of its receipt of the Company Notice. The Company shall notify the Significant Holders (the "Non-Exercise Notice") of any Significant Holder's election not to exercise, or to exercise only in part, its rights under Sections 7.1 or 7.2, and each Significant Holder shall have a right of over-allotment to purchase or sell the non- exercising Significant Holder's portion on a pro-rata basis within five (5) days from the date it receives the Non-Exercise Notice. Notwithstanding anything to the contrary contained in the Restriction Agreements or in the Restricted Stock Purchase Agreements, the notice provisions and time periods set forth in Sections 7.1 and 7.2 shall control in the event the Company assigns its rights under the Restriction Agreements or Restricted Stock Purchase Agreements to the Significant Holders.

                  7.2 Co-Sale Agreement on Sale of Founder Stock. Notwithstanding anything to the contrary contained in the Restriction Agreements or in the Restricted Stock Purchase Agreements, in the event the Company does not elect to purchase any or all of a Founder's shares of Common Stock subject to the rights of first refusal set forth in the Restriction Agreements and in the Restricted Stock Purchase Agreements, and in the event the Significant Holders do not elect to purchase any or all shares of Common Stock subject to their rights of first refusal as set forth in Section 7.1 above, then, with respect to any shares of a Founder's Common Stock not purchased by the Significant Holders, the Founder hereby grants to the Significant Holders the right to participate, pro rata (based upon the relative aggregate cost of each holder's Preferred Stock), in the sale of 50% of such shares in accordance with the following provisions of this Section 7.2:

                           (a)      Each Significant Holder may elect to
participate, pro rata, in the proposed sale of shares of Common Stock which the selling Founder desires to sell on the same terms as set forth in the Founder's notice of sale which triggered the right of first refusal, upon delivery of notice of election to the selling Founder within the time prescribed for exercising the Significant Holder's right of first refusal with respect to the selling Founder's shares of Common Stock.

                           (b)      In the event all of the Significant Holders
fail to exercise the right of co-sale within the time period allotted therefor, the selling Founder shall have the right to sell the shares of Common Stock which were subject to the right of co-sale on the same terms as those set forth in the notice triggering the right of first refusal; provided, however, that the sale is consummated within the period of time provided for in the Restriction Agreements or the Restricted Stock Purchase Agreements, as applicable.

                           (c)      In the event any or all of the Significant
Holders elect to exercise their rights of co-sale in a manner consistent with
Section 7.2(a), the selling Founder agrees to reduce the number of shares of Common Stock to be sold by him, and to sell, for the account of the selling Significant Holders that amount of Common Stock tendered for sale by the Significant Holders. Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise such Significant Holder's rights hereunder, the other Significant Holders may sell on a pro-rata basis an amount of Shares equal to the number of Shares which the non-exercising Significant Holder would have been permitted to sell. In no event shall the total number of shares of Common Stock sold by the Significant Holders pursuant to their right of co-sale exceed fifty percent (50%) of the total number of shares of Common Stock actually being sold by the selling Founder, other than to Significant Holders pursuant to Section 7.1, in any given sales transaction.

         8.       Company's Right of First Refusal.

                  8.1 Right of First Refusal. Prior to making any sale or transfer of Voting Stock of the Company pursuant to Section 6.9(v), the Investor shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                                      (i)   The Investor shall give notice (the
"Transfer Notice") to the Company in writing of such intention, specifying the amount of Voting Stock proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

                                     (ii)   The Company shall have the right,
exercisable by written notice given by the Company to the Investor within thirty
(30) days after receipt of such Transfer Notice, to purchase all of the Voting Stock specified in such Notice for cash per share equal to the Transfer Price.

                                    (iii)   If the Company exercises its right
of first refusal hereunder, the closing of the purchase of the Voting Stock with respect to which such right has been exercised shall take place within ninety
(90) calendar days after the Company gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of its right of first refusal, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                                     (iv)   If the Company does not exercise its
right of first refusal hereunder within the time specified for such exercise, the Investor shall be free, during the period of 90 calendar days following the expiration of such time for exercise, to sell the Voting Stock specified in such Transfer Notice on terms no less favorable to the Investor than the terms specified in such Notice.

The restrictions set forth in this Section 8.1 shall lapse and be of no further force or effect upon the consummation of the Initial Public Offering.

                  8.2 Tender Offer Sale. Prior to making any sale or exchange of Voting Stock pursuant to Section 6.9(vi)(2) in response to a tender or exchange offer, the Investor shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                                      (i)   The Investor shall give notice (the
"Tender Notice") to the Company in writing of such intention no later than 10 calendar days prior to the latest time by which Voting Stock must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer (the "Tender Date"), specifying the amount of Voting Stock proposed to be tendered. For purposes hereof, a tender offer to purchase Voting Stock shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase (assuming such conditions are not impossible of performance when the offering is made, without giving effect to the Company's right of first refusal).

                                     (ii)   If the Tender Notice is given, the
Company shall have the right, exercisable by giving notice to the Investor at least two calendar days prior to the Tender Date, to purchase all or any part of the Voting Stock specified in the Tender Notice for cash. If the Company exercises such right by giving such notice, the closing of the purchase of such Voting Stock shall take place within ninety (90) days after the Company gives notice of the exercise of its right of first refusal hereunder; provided, however, that if the purchase price specified in the tender offer includes any property other than cash, the value of any property included in the purchase price shall be jointly determined by a nationally recognized investment banking firm selected by the Company and a nationally recognized investment banking firm selected by the Investor or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by such two firms. For this purpose:

                                            (x)      The parties shall use their
best efforts to cause any determination of the value of any securities included in the purchase price to be made within three business days after the date of delivery of the Tender Notice. If the firms selected by the Investor and the Company are unable to agree upon the value of any such securities within such three-day period, the firms shall promptly select a third firm whose determination shall be conclusive.

                                            (y)      The parties shall use their
best efforts to cause any determination of the value of property other than securities to be made within seven business days after the date of delivery of the Tender Notice. If the firms selected by the Investor and the Company are unable to agree upon a value within such seven-day period, the firms shall promptly select a third firm whose determination shall be conclusive.

The purchase price to be paid by the Company pursuant to this Section 8.2 shall be (x) if such tender offer is consummated, the purchase price that the Investor would have received if it had tendered the Voting Stock purchased by the Company and all such Voting Stock had been purchased in such tender offer, including any increases in the price paid by the tender offeror, after exercise by the Company of its right of first refusal hereunder, or (y) if such tender offer is not consummated, the highest price offered pursuant thereto, in each case with property, if any, to be valued as aforesaid.

                                    (iii)   If the Company does not exercise
such right by giving such notice, then the Investor shall be free to accept for all its Voting Stock the tender offer with respect to which the Tender Notice was given.

The restrictions set forth in this Section 8.2 shall lapse and be of no further force and effect upon the consummation of the Initial Public Offering.

                  8.3 Assignment of Rights. In the event that the Company elects to exercise a right of first refusal under this Section 8, the Company may specify in its notice of intention to exercise such right another person as its designee to purchase the Voting Stock to which such notice relates. If the Company shall designate another person as the purchaser pursuant to this Section 8, the giving of notice of acceptance of the right of first refusal by the Company shall constitute a legally binding obligation of the Company to complete such purchase if such person shall fail to do so.

         9.       Restrictions on Transferability of Shares; Compliance with the
Act.

                  9.1 Restrictions on Transferability. In addition to the restrictions on transfer set forth in Sections 7 and 8, the Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged, except upon the conditions specified in this Section 9, which conditions are intended to insure compliance with the provisions of the Act and in the case of Conversion Shares being sold pursuant to a Registration Statement, to assist in an orderly distribution. Each Investor will cause any proposed purchaser, assignee, transferee or pledgee of Shares or Conversion Shares held by that Investor to agree to take and hold those Shares or Conversion Shares subject to the provisions and upon the conditions specified in this Section 9.

                  9.2 Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

                        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                           "Holder" shall mean any holder of Registrable
Securities (including any Transferee (as herein defined)) which have not been sold to the public.

                           "Initiating Holders" shall mean any Holders who in
the aggregate hold 40% or more of the outstanding Registrable Securities.

                           The terms "register", "registered" and "registration"
shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                           "Registrable Securities" shall mean:  (a) the
Conversion Shares (whether issued or issuable); (b) any Common Stock or other securities of the Company issued or issuable in respect of the Conversion Shares (or any other securities of the Company issued in respect of the Shares) on account of any stock split, reverse stock split, stock dividend, dilution event described in the Restated Articles of Incorporation or other similar event; (c) any Common Stock issuable upon conversion of the Series D Preferred Stock received upon exercise of the Series D Warrants; (d) any Common Stock issuable upon conversion of the Series E Preferred Stock received upon exercise of the Series E Warrants; (e) any Common Stock issuable upon conversion of the Series F Preferred Stock issuable upon conversion of the Bridge Warrants (as defined in the Series F Agreement); (f) any Common Stock issuable upon conversion of the Series F Preferred Stock received upon exercise of the Series F Placement Warrants (as defined in the Series F Agreement); and (g) any Shares or Conversion Shares or Common Stock acquired pursuant to the right of first offer set forth in Section 5.8 or the right of first refusal and repurchase with respect to Founder Stock set forth in Section 7.1 or pursuant to any right to purchase stock from any employee pursuant to an agreement provided for by
Section 5.9; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (1) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (2) they have not been sold in a transaction exempt from the registration and prospectus delivery requirement of the Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of each sale.

                           "Registration Expenses" shall mean all expenses
incurred by the Company in compliance with Sections 9.4, 9.5 and 9.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                           "Restricted Securities" shall mean the securities of
the Company required to bear or bearing the legend set forth in Section 4.3 hereof.

                           "Selling Expenses" shall mean all underwriting
discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

                  9.3 Notice of Proposed Transfers. The transferee of each certificate representing Restricted Securities (a "Transferee") by acceptance thereof agrees to comply in all respects with the provisions of this Agreement and shall have all the rights of an Investor hereunder with respect to the Restricted Shares. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than under circumstances described in Sections 9.4, 9.5 and 9.6 hereof), the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed sale, assignment, transfer or pledge, in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (a) a favorable written opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act, or (b) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Notwithstanding the foregoing, Holders of Restricted Securities and their transferees shall be permitted to transfer such Restricted Securities without complying with the provision of this Section to (a) any Person controlling, controlled by or under common control with such Holder or
(b) to any other Holder of Restricted Securities. Each certificate evidencing the Restricted Securities transferred as above provided shall, subject to the provisions of Section 4.3, bear the appropriate restrictive legend set forth therein.

                  9.4      Demand Registration Rights.

                           (a)      On two occasions, upon the demand, in
writing, of Initiating Holders that the Company effect a registration with respect to all or any part of the Registrable Securities, the Company shall give written notice of such demand within ten (10) days to all other Holders. The notice shall advise such Holders of their right to participate in such demand registration, which right may be exercised by each such Holder giving written notice to the Company of its intention to so participate within twenty (20) days of receipt of such notice from the Company. The Company will use its best efforts to prepare, file and process a registration statement and any amendments or supplements required to be filed to ensure that such registration statement is declared effective and remains effective under the Act, to permit the Holders or any of them, or an underwriter on behalf of any of them, to offer and sell to the public the number of Registrable Securities for which demand registration rights are exercised hereunder. The Company shall file the aforesaid registration statement as soon as reasonably practicable, and in any event, within sixty (60) days following receipt of such written request. The Company shall use its best efforts to cause such registration statement to become and remain effective until the earlier of the sale of all of the Registrable Securities included in the registration statement or one hundred twenty (120) days from the effective date thereof.

                           (b)      Notwithstanding the foregoing, the Company
shall not be obligated to register the Registrable Securities pursuant to this
Section 9.4, (i) during any period within six (6) months following a prior primary or secondary public offering of the Company's Common Stock, including any registration of the Registrable Securities but excluding a "shelf" or continuing registration, (ii) during any period in which the Company has commenced preparation of a registration statement of securities and pursuant to which it has notified the Holders of their "piggy-back" registration rights pursuant to Section 9.5 hereof, (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, (iv) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith and judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration to be filed in the near future, then the Company's obligation to use its best efforts to register under this
Section 9.4 shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such Registration Statement by Initiating Holders; provided, however, that the Company shall not exercise the right to defer registration granted by this subsection (iv) more than once in any twelve-month period.

                           (c)      The right of any Holder to registration
pursuant to this Section 9.4 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 9.4 and the inclusion of such Holder's registrable securities in the underwriting to the extent requested and to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such an underwriting) enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriters shall be reasonably acceptable to the Company). The Holders agree to be bound by the provisions of
Section 9.9 herein regarding cutbacks. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such persons may elect to withdraw therefrom by written notice to the Company, the Managing Underwriter and the Holders participating in the registration. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such registrable securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration.

                  9.5      Piggy-Back Registration Rights.

                           (a)      On each occasion, if any, following the date
hereof that the Company contemplates filing with the Commission a registration statement under the Act relating in whole or in part to the primary offer and sale of shares of its Common Stock, other than a registration statement which exclusively relates to the registration of securities under (i) an employee stock option, bonus or other compensation plan, or (ii) a registration relating solely to a transaction under Rule 145 promulgated by the Commission, the Company shall so notify the Holders in writing of its intention to do so at least thirty (30) days prior to the filing of each such registration statement. Each Holder who gives written notice to the Company, within twenty (20) days of receipt of such notice from the

Company, of such Holder's desire to have any of its Registrable Securities included in such registration statement, may, subject to the provisions of this
Section 9.5, have its Registrable Securities so included. The Company shall file any required amendments of or supplements to any registration statement filed pursuant to this Section 9.5 and otherwise use its best efforts to insure that such registration statement remains in effect under the Act until the earlier of the sale of all of the Registrable Securities included in the registration or the expiration of one hundred twenty (120) days from the effective date thereof.

                           (b)      If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 9.5(a). In such event the right of any Holder to registration pursuant to Section 9.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the Holders who have demanded such registration). The Holders agree to be bound by the terms and conditions of Section 9.9 hereof regarding cutbacks.

                           (c)      The Company shall have the right to
terminate or withdraw any registration initiated by it under this Section 9.5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  9.6      Registration on Form S-3.

                           (a)      The Company shall use its best efforts to
qualify for registration on Form S-3 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in Sections 9.4 and 9.5, the Holders of Registrable Securities shall have the right to demand that the Company promptly use its best efforts to effect one registration per annum on Form S-3, provided, such request shall be made with respect to an amount of Registrable Securities which have a reasonably anticipated aggregate price to the public of not less than $750,000.

                           (b)      Notwithstanding the foregoing, the Company
shall not be obligated to take any action pursuant to this Section 9.6 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, (ii) during the period starting with the date sixty (60) days prior to the filing of and, ending on a date six (6) months following the effective date of a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, or with respect to securities offered solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, or (iii) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by the Holders; provided, however, that the Company shall not exercise the right to defer registration granted by this subsection (iii) more than once in any twelve-month period.

                  9.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                           (a)      Make and keep public information available
as those terms are understood and defined in Rule 144 under the Act, at all times from and after 90 days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

                           (b)      Use its best efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act of 1934, as amended (the "Exchange Act"), at any time after it has become subject to such reporting requirements; and

                           (c)      So long as a Holder owns any Restricted
Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                  9.8 Expenses of Registration. Subject to any Blue Sky requirements with respect to the allocation of expenses, all Registration Expenses incurred in connection with registration statements under Section 9.5 and the first two registration statements filed by the Company pursuant to Sections 9.4 and 9.6, shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the Registrable Securities so registered pro rata on the basis of the number of their shares of Registrable Securities so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders (unless in response to a material adverse change in the Company), the registration statement does not become effective, in which case the Holders requesting registration shall bear such Registration Expenses pro-rata on the basis of the number of their shares of Registrable Securities so included in the registration request; provided, further, that such registration shall not be counted as a registration pursuant to Sections 9.4,
9.5 or 9.6.

                  9.9 Cutbacks. In the event the underwriter for a registration statement filed pursuant to Sections 9.4, 9.5 or 9.6 advises the Company in writing that the number of Registrable Securities proposed to be sold in any such offering or sale is greater than the number of shares which the underwriter believes feasible to sell at that time at the price and upon the terms approved by or on behalf of the Company with respect to a registration statement filed under Section 9.5 or on behalf of the Holders holding a majority of the Registrable Securities to be included in such registration statement with respect to a registration statement to be filed under Section 9.4 or 9.6, then the number of Registrable Securities which the underwriter believes may be sold shall (a) in the case of a registration statement filed under Section 9.5, first be allocated to the Company and the remaining Registrable Securities shall be allocated among the Holders in proportion to the Registrable Securities each first proposed for inclusion in the registration statement and (b) in the case of a registration statement filed under Sections 9.4 or 9.6, be allocated to the Holders in proportion to the number of Registrable Securities each first proposed for inclusion in the registration statement.

                  9.10 Additional Covenants Concerning Sale of Shares. In connection with any registration statement referred to in Section 9 of this Agreement, the Company shall furnish to each Holder whose shares of Registrable Securities are included therein (or to any broker or other person at its request) a reasonable number of copies of such registration statement, each amendment and supplement thereto and each document included therein, such number of copies of the then current prospectus included therein as they may from time to time reasonably request, and a copy of the opinion of counsel to the Company and a copy of the Company's accountants' "cold comfort letter" which are delivered to the underwriter, if such counsel or accountants, as the case may be, so consent.

                  9.11 Blue Sky Provisions. Except in those jurisdictions in which the Company would be required to execute a general consent to service of process, the Company, at its expense, shall endeavor to cause any of the Registrable Securities included in a registration statement referred to herein to be qualified under the laws of such number of jurisdictions as the Holders, or the managing underwriter named herein, may reasonably designate, and the Company will continue such qualification in effect so long as may be necessary to comply with all applicable laws regulating sales of securities.

                  9.12 Advising the Holders. In connection with any registration statement referred to in Section 9 hereof, the Company will promptly advise each Holder whose Registrable Securities are included therein, and confirm such advice in writing (a) when the registration statement has become effective, (b) upon the filing of any amendment or supplement to the registration statement, (c) when any post-effective amendment to the registration statement becomes effective, and (d) of any request by the Commission for any amendment or supplement to the registration statement or prospectus or for additional information. If at any time the Commission should institute or threaten to institute any proceeding for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement, the Company will promptly notify the Holders whose Registrable Securities are included in such registration statement, and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible; and the Company will advise the Holders promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any shares of Common Stock for sale in any jurisdiction.

                  9.13     Indemnification.

                           (a)      With respect to the registration rights
described in Section 9 hereof, the Company hereby agrees to indemnify, hold harmless and defend each Holder (and any of the Holder's directors, officers, employees, affiliates and assigns) and each Person who controls, is controlled by or under common control of any such Holder within the meaning of the Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable legal and other expenses incurred in investigating and defending against the same), to which they, or any of them, may become subject under the Act or other statute or common law, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any registration statement or prospectus included therein, or any amendment thereof or supplement thereto, or
(ii) the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 9.13(a) shall not apply to any such alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder. As soon as practicable after the receipt by any Holder of notice of any claim or action against any of the Holders in respect of which indemnity may be sought from the Company hereunder, such Holder shall notify the Company thereof in writing, and the Company shall assume the defense of such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to a majority in interest of the Holders.

                           (b)      Each Holder whose Registrable Securities are
included in a registration statement, severally but not jointly, hereby agrees, to indemnify, hold harmless and defend the Company, its directors and officers, and each Person who controls, is controlled by or under common control of the Company within the meaning of the Act, and each other Holder against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses incurred in investigating and defending against the same), to which they or any of them may become subject under the Act or other statute or common law, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any such registration statement or prospectus included therein, or any amendment thereof or supplement thereto, or (ii) the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 9.13(b) shall apply in each case only to the extent such statement or omission was made solely in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder in connection with the preparation of the registration statement. The Company, and any other person in respect of which indemnity may be sought from a Holder hereunder, shall, as soon as practicable after the receipt of notice of any claim or action against the Company or such other person or entity, notify such Holder thereof in writing and such Holder shall assume the defense of any such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to the Company.

                  9.14 Registration under the Exchange Act. If the Company shall at any time have completed a public offering of shares of its Common Stock, it shall thereafter take such steps as may be necessary to register its Common Stock under Section 12 of the Exchange Act (whether or not required by law to do so), to maintain such status, and to file with the Commission all current reports and other information as may be necessary to enable the Holders or the Transferees to effect sales of the Conversion Shares in reliance upon Rule 144 under the Act.

                  9.15 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the registrable securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 9.

                  9.16 Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under Sections 9.4, 9.5 and
9.6 may be assigned to a transferee or assignee in connection with any transfer or assignment by a Holder of at least Ten Thousand (10,000) shares of Registrable Securities, subject to adjustment for any dilution event described in the Restated Articles of Incorporation or similar event; provided, however, that the Company is given written notice by the Holder effecting such transfer or assignment.

                  9.17 Standoff Agreement. Each Holder agrees in connection with any registration of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration statement) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the Company or such managing underwriters; provided, however, that all officers and directors of the Company have entered into substantially similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  9.18 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 9.4, 9.5 and
9.6 shall terminate with respect to such Holder following a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act at such time as such Holder is able to dispose of all of his Registrable Securities in one three-month period, pursuant to the provisions of Rule 144.

         10.      Survival of Representations, Warranties and Covenants.

                  10.1 Survival of Representations, Warranties and Covenants of the Company. The Investor shall have the right to rely fully upon the representations, warranties and covenants of the Company contained in this Agreement (notwithstanding any knowledge of facts determined or determinable by the Investor). All such representations, warranties and covenants shall survive the execution and delivery hereof and the Closings.

                  10.2 Survival of Representations and Warranties of the Investor. The Company shall have the right to rely fully upon the representations and warranties of the Investor contained in this Agreement (notwithstanding any knowledge of facts determined or determinable by the Company). All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing.

         11. Conditions Precedent to Obligations of the Investor. The obligations of the Investor to consummate the purchase of the Shares in each Closing shall be conditioned on the following:

                  11.1 Representations and Warranties Correct. Each of the representations and warranties of the Company contained in this Agreement and in any certificate delivered to the Investor pursuant hereto shall in all material respects be true and correct when made and as of the Closing Date, with the same effect as if made at the Closing Date (or the date to which it relates in the case of any representation or warranty which specifically relates to an earlier date), except, in the case of the Second Closing, as disclosed in an updated Schedule of Exceptions delivered to each Second Closing Purchaser not less than two days prior to the Second Closing. The obligations of each of the Second Closing Purchasers to purchase Series G Shares at the Second Closing shall be subject to its approval of any changes to the Schedule of Exceptions set forth in such update.

                  11.2 Compliance with this Agreement. The Company shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by the Company on or prior to the Closing Date.

                  11.3 Satisfaction of Investor. All corporate proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form to each Investor.

                  11.4 No Actions or Proceedings. No action, suit or proceeding by or before any court, agency or other governmental body shall have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  11.5 Opinion of Company's Counsel. The Company shall have delivered to the Investor an opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, addressed to the Investor and dated as of the Closing Date in substantially the form attached hereto as EXHIBIT B.

                  11.6 Officer's Certificate. The Investor shall have received a certificate dated the Closing Date and signed by the President certifying the fulfillment of the conditions by the Company specified in this Section 11 and that he does not have any knowledge of any facts which have not been disclosed to the Investor in writing which will or may reasonably be expected to have any material adverse effect on the value of the assets, properties, business, goodwill or prospects of the Company.

General economic conditions shall not be deemed a fact within the meaning or application of this paragraph.

                  11.7 Certificate of Secretary or Assistant Secretary. The Investor or its counsel shall have received a certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying as to:

                        (a) the Restated Articles of Incorporation in the form attached as EXHIBIT A hereto;

                        (b)      the By-Laws of the Company;

                        (c) resolutions of the Board authorizing and approving the execution and delivery of this Agreement and all documents required to be delivered pursuant hereto by the Company, and the performance of its obligations hereunder and that such resolutions are in full force and effect on and as of the Closing Date;

                        (d) resolutions of the shareholders of the Company approving the Restated Articles of Incorporation of the Company and that such resolutions are in full force and effect on and as of the Closing Date; and

                        (e) the incumbency and signature of each of the officers of the Company signing this Agreement and any of the documents delivered hereunder.

                  11.8 Delivery of Documents. All of the documents and resolutions required to be delivered by the Company to the Investor at the Closing shall have been delivered.

                  11.9 No Lapse in Insurance Coverage. No lapse shall have occurred prior to the Closing Date in the coverage provided under any of the policies of insurance of the Company, including any liability policies, which relate to the business, assets, properties or employees of the Company.

                  11.10 Employee Agreements and Nondisclosure Agreements. The Employee Agreements and Nondisclosure Agreements shall continue to be in full force and effect.

                  11.11 Government Approvals. All filings, consents, approvals, qualifications, registrations or expirations of waiting periods required or imposed by any governmental agency or ministry necessary for the sale, delivery or purchase of the Series G Shares, including such requirements under applicable state securities laws and Japanese law, shall have been filed, occurred or been obtained.

         12. Conditions Precedent to the Obligation of the Company. Except as may be waived in writing by the Company, the obligations of the Company to consummate the sale of the Shares herein provided for shall be conditioned upon the following:

                  12.1 Representations and Warranties Correct. Each of the representations and warranties of each Investor in this Agreement and in any certificate delivered to the Company pursuant hereto certifying the fulfillment of the conditions by such Investor specified in this Section 12 shall in all material respects be true and correct when made and as of the Closing Date (or on the date to which it relates in the case of any representation or warranty which specifically relates to an earlier date).

                  12.2 Compliance with this Agreement. Each Investor shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by such Investor on or prior to the Closing Date.

                  12.3 Satisfaction of Company and its Counsel. All corporate, partnership and other proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form to the Company and its counsel, Wilson, Sonsini, Goodrich & Rosati.

                  12.4 No Actions or Proceedings. No action, suit or proceeding by or through any court, agency or other governmental body shall have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  12.5 Government Approvals. All filings, consents, approvals, qualifications, registrations or expirations of waiting periods required or imposed by any governmental agency or ministry necessary for the sale, delivery or purchase of the Series G Shares, including such requirements under applicable state securities laws, shall have been filed, occurred or been obtained.

         13.      Documents to be Delivered at Closings.

                  13.1 Documents to be Delivered by the Company at the Closings. At the Closings the Company shall deliver to the Investor:

                        (a) the Restated Articles of Incorporation, in the form attached as EXHIBIT A hereto, certified by the Secretary of State of the State of California;

                        (b) an opinion, dated the Closing Date, of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, in substantially the form attached as EXHIBIT B hereto;

                        (c) a certificate of the President certifying as to the matters set forth in Section 11.6;

                        (d) a certificate of the Secretary or Assistant Secretary certifying as to the matters set forth in Section 11.7;

                        (e) a Good Standing Certificate certified by the Secretary of State of the State of California as to the good standing of the company in California;

                        (f) a Tax Certificate from the Franchise Tax Board stating that the Company does not owe any franchise taxes to the State of California;

                        (g) certificates representing the Series G Shares being purchased by the Investor; and

                        (h) such other documents as the Investor or its counsel shall have reasonably requested.

                  13.2 Documents to be Delivered by the Investor at the Closings. At the Closings, the Investor shall deliver to the Company:

                        (a) authorization to release from escrow the Purchase Price upon the terms of payment provided for in Section 1.1(a).

                        (b) such other documents as the Company or its counsel shall have reasonably requested.

         14.      Miscellaneous.

                  14.1 Definition of Person. "Person" for purposes of the Agreement means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

                  14.2 Definition of Knowledge. "To the best of the Company's knowledge" shall mean the actual knowledge of the Company or information which it should have obtained, after due inquiry into the subject matter of the representation, or did obtain.

                  14.3 Additional Actions. The parties shall execute and deliver such other and further instruments and perform such other and further acts as may reasonably be required to consummate fully the transactions contemplated hereby.

                  14.4 Expenses. Each party to this Agreement agrees to pay its expenses and the expenses of its agents, employees and attorneys, incurred in connection with the negotiation, review and execution of this Agreement and other ancillary documents called for in this Agreement and the consummation of the transactions contemplated hereby.

                  14.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  14.6 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable by any party hereto without the prior written consent of the other parties.

                  14.7 Notices. All notices or other communications hereunder shall be in writing and shall be mailed, certified or registered mail, return receipt requested, or shall be sent by messenger or by electronic transmission, addressed to such party at the address indicated on Schedule 1.2 for an Investor or to any such other address as any such party shall specify in a notice to the Company, and, if intended for the Company to Cymer Laser Technologies, 16275 Technology Drive, San Diego, California 92127-1815, Attn: Dr. Robert Akins and Mr. William Angus, with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attention: Henry P. Massey, Jr., Esq.

                  14.8 Applicable Laws. This Agreement shall be construed and governed by the laws of the State of California applicable to contracts made and to be performed within such state.

                  14.9 Entire Agreement. Except as specifically provided in this Agreement, this Agreement constitutes the entire Agreement between the parties hereto as it relates to the sale of Series G Shares (the "Subject Matter"), and no party hereto shall be bound by any communications between them on the Subject Matter unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Any prior written agreements or letters of intent between the parties concerning the Subject Matter shall, upon execution of this Agreement, be null and void.

                   14.10 Waivers and Amendments; Noncontractual Remedies; Preservation of Remedies. This Agreement (except for Sections 2, 5.8, 7.1, 7.2, 9 and 14.10) may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument duly executed and acknowledged with the same formality as this Agreement, and signed by Investors (or the Investors' Transferees) holding at least two-thirds of the outstanding Series G Shares or Series G Conversion Shares; Sections 2, 7.1, 7.2, 9 and 14.10 of this Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument duly executed and acknowledged with the same formality as this Agreement, and signed by the Holders (or their Transferees) holding at least two-thirds of the outstanding Shares (and outstanding Conversion Shares), voting together as a class; and
Section 5.8 of this Agreement may be amended, superseded, canceled, renewed or extended, and the terms thereof may be waived, only by a written instrument duly executed and acknowledged with the same formality as this Agreement, and signed by two thirds of the Shares held by Significant Holders. Each Prior Agreement (as amended as of the date hereof) may be amended, superseded, canceled, renewed or extended, and the terms thereof may be waived, only by a written instrument duly executed and acknowledged with the same formality as such Prior Agreement, and signed by the Prior Investors holding at least two-thirds of the outstanding Shares (or Conversion Shares) sold pursuant to such Prior Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder or under any Prior Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                   14.11 Table of Contents; Captions. The Table of Contents and the captions of the various sections of this Agreement are inserted for convenience of reference only, and shall not constitute a part hereof.

                   14.12 Schedules and Exhibits Part of Agreement. The Schedules and Exhibits referred to herein and delivered pursuant hereto, including any amendments thereto or changes therein prior to the Closing Date, shall be deemed part of this Agreement as fully and effectively as if set forth at length herein.

                   14.13 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                   14.14 Obligation of the Company to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Investor (and any of the Investor's directors, officers, employees, affiliates and assigns) from and against any and all actual losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements,) ("Losses" or singularly a "Loss") which it has incurred arising solely out of any material inaccuracy in or any material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

                   14.15 Obligation of the Investor to Indemnify. The Investor agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates and assigns) from and against any Losses which it may incur arising solely out of any material inaccuracy in or material breach of any representation, warranty, covenant or agreement of such Investor contained in this Agreement.

                   14.16 Notice and Opportunity to Defend.

                         (a)      Notice of Asserted Liability.  Promptly after
receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 14.14 or
14.15 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee, provided however that failure to provide the Claims Notice shall not relieve the indemnifying party of its duty to indemnify the indemnities.

                         (b)      Opportunity to Defend.  The Indemnifying Party
may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying party elects to compromise or defend such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall reasonably cooperate, at the expense of the Indemnifying Party, in the compromise of or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may consent to settlement or compromise of any such Asserted Liability over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld, and provided further that the Indemnifying Party shall not be liable to the Indemnitee for more than the Indemnifying Party could have settled any Asserted Liability but for the objection of the Indemnitee. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                                       "COMPANY"

                                       CYMER LASER TECHNOLOGIES


                                       By:
                                            ---------------------------
                                            Name:  Robert P. Akins
                                            Title:  President


                                       "INVESTOR"

                                       --------------------------------
                                            Printed Name


                                       --------------------------------
                                            (Signature)


                                       --------------------------------
                                            (Title)


                                       "FOUNDER"

                                       --------------------------------
                                       Robert Akins


                                       "FOUNDER"

                                       --------------------------------
                                       Richard Sandstrom


                                       "FOUNDER"

                                       -------------------------------
                                       Uday Sengupta

                                  Schedule 1.1

                                    Founders


Robert Akins
Richard Sandstrom
Uday Sengupta

                                  Schedule 1.2

                            First Closing Purchasers


            Name                         Purchase Price         No. of Shares
            ----                         --------------         -------------
ASM Lithography Holding N.V.               $2,422,356              403,726
DE Run 1110
5503 La Veldhoven
The Netherlands


                                  Schedule 1.3

                           Second Closing Purchasers


            Name                       Purchase Price         No. of Shares
            ----                       --------------         -------------
Canon Inc.                             $1,488,822                248,137
20-2 Kiyohara-Kogyo-Danchi
Utsunomiya-shi
Tochigi-ken, 321-22
Japan

Nikon Corporation                      $1,488,822                248,137
Fuji Bldg.
2-3, Marunouchi 3-chome
Chiyoda-ku
Tokyo 100
Japan


              FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            CYMER LASER TECHNOLOGIES


         Robert Akins and William Angus, III, certify that:

         1. They are the President and the Secretary, respectively, of CYMER LASER TECHNOLOGIES, a California corporation (the "Company").

         2. The articles of incorporation of the Company, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the California General Corporations Law) are restated as follows (hereinafter referred to as the "Fifth Amended and Restated Articles of Incorporation"):

                                       I.

         The name of this corporation is: CYMER LASER TECHNOLOGIES (the "Company").


                                      II.

         The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the California General Corporation Law, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California General Corporation Law.


                                      III.

         The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is Fifteen Million (15,000,000), $.01 par value per share. The total number of shares of Preferred Stock authorized to be issued is Nine Million Eight Hundred Thirty-four Thousand Eight Hundred Eighty (9,834,880), $.01 par value per share. The Preferred Stock shall be issued in seven series. The first series of Preferred Stock shall be designated as 8% Non-Cumulative Voting Redeemable Convertible Series A Preferred Stock (the "Series A Preferred Stock") and shall consist of

Two Million Two Hundred Sixty-Nine Thousand Two Hundred Sixty-One (2,269,261) shares with the rights, preferences, privileges and restrictions set forth below. The second series of Preferred Stock shall be designated as 8% Non-Cumulative Voting Redeemable Convertible Series B Preferred Stock (the "Series B Preferred Stock") and shall consist of One Million Three Hundred Ten Thousand Twenty-Nine (1,310,029) shares with the rights, preferences, privileges and restrictions set forth below. The third series of Preferred Stock shall be designated as 8% Non-Cumulative Voting Redeemable Convertible Series C Preferred Stock (the "Series C Preferred Stock") and shall consist of Two Hundred Thousand (200,000) shares with the rights, preferences, privileges and restrictions set forth below. The fourth series of Preferred Stock shall be designated as 8% Non-Cumulative Voting Redeemable Convertible Series D Preferred Stock (the "Series D Preferred Stock") and shall consist of Four Hundred Eighty-Five Thousand Five Hundred Ninety (485,590) shares with the rights, preferences, privileges and restrictions set forth below. The fifth series of Preferred Stock shall be designated as 8% Non-Cumulative Voting Redeemable Convertible Series E Preferred Stock (the "Series E Preferred Stock") and shall consist of One Million Six Hundred Seventy Thousand (1,670,000) shares with the rights, preferences, privileges and restrictions set forth below. The sixth series of Preferred Stock shall be designated as 8% Non-Cumulative Voting Redeemable Convertible Series F Preferred Stock (the "Series F Preferred Stock") and shall consist of Three Million (3,000,000) shares with the rights, preferences, privileges and restrictions set forth below. The seventh series of Preferred Stock shall be designated as 8% Non-Cumulative Voting Redeemable Convertible Series G Preferred Stock (the "Series G Preferred Stock") and shall consist of Nine Hundred Thousand (900,000) shares with the rights, preferences, privilege and restrictions set forth below. The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:

         A. Dividend Rate. The holders of record of shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall be entitled to receive, when, if and as declared by the Board of Directors of the Company (the "Board") out of any assets of the Company legally available therefor, an annual cash dividend at the rate per share of 8% of the Liquidation Value of the respective series, which shall be payable when and if declared by the Board on a pari passu basis. "Series A Liquidation Value," "Series B Liquidation Value," "Series C Liquidation Value," "Series D Liquidation Value", "Series E Liquidation Value", "Series F Liquidation Value" and "Series G Liquidation Value" shall mean $1.60, $3.40, $7.00, $8.50, $5.00, $3.50 and $6.00 per share, respectively. No dividends (other than those payable solely in Common Stock) shall be declared or paid or set aside for payment or other distribution made with respect to the Common Stock during any fiscal year of the Company nor shall any shares of Common Stock be redeemed, purchased or otherwise acquired by the Company until a dividend equal to 8% per annum of the applicable Liquidation Value per share of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock has been paid or declared and set apart during the fiscal year. If in the event of the declaration of a dividend, the assets and funds thus distributed among the holders of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full dividend, then such assets and funds shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock (in proportion to the applicable Liquidation Values). Any reference in these Fifth Amended and Restated Articles of Incorporation to Common Stock includes any other class or series of Common Stock that may be authorized from time to time. The foregoing restriction on redemption, repurchase or acquisition of Common Stock shall be inapplicable to (i) the redemption provisions of these Fifth Amended and Restated Articles of Incorporation, (ii) any payments in lieu of issuance of fractional shares thereof whether upon any merger, conversion, stock dividend or otherwise, (iii) repurchases of Common Stock by the Company pursuant to the terms of the Company's Incentive Stock Option Plan or the Common Stock Restriction Agreements entered into by the Company with each of Robert P. Akins, Uday Sengupta, Richard
L. Sandstrom and Donald G. Larson and any other repurchases by the Company under circumstances comparable to those contemplated by the Company's Incentive Stock Option Plan or the Common Stock Restriction Agreements or (iv) the rescission of any acquisition by the Company pursuant to which such stock was issued. Dividends on the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall not be cumulative and no rights to dividends shall accrue to the holders of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock in the event that the Company shall fail to declare or pay dividends in whole or in part on the Series A, Series B, Series C, Series D, Series E,. Series F and Series G Preferred Stock, respectively, in any previous fiscal year of the Company, whether or not the earnings of the Company in that previous fiscal year were sufficient to pay such dividends in whole or in part. After dividends in the amount of 8% per annum of the Liquidation Value per share on the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock have been paid or declared and set aside in any one fiscal year of the Company, if the Board shall elect to declare additional dividends out of funds legally available therefor in that fiscal year, such additional dividends shall be paid on the Common Stock and on the Series A, Series B, Series C, Series D, Series E, Series F, and Series G Preferred Stock as if the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock had been converted to Common Stock prior to the payment of the additional dividends.

         B.       Voting.

                  (i) Subject to subsection B(ii) hereof, each holder of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall be entitled to vote on all matters submitted to a vote (or to give their written consent in lieu of a vote) of shareholders of the Company and, with respect to such vote, shall be entitled to cast the number of votes he would have been entitled to cast had he converted all of his shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock into Common Stock immediately prior to such vote. Except as otherwise provided herein or required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and Common Stock shall vote together and not as separate classes or series.

                  (ii) The holders of shares of Common Stock voting separately as a class shall elect two members of the Board of Directors of the Company, the holders of shares of Series A Preferred Stock voting separately as a class shall elect two members of the Board of Directors of the Company, and the holders of shares of Series B Preferred Stock voting separately as a class shall elect one member of the Board of Directors. Additional members of the Board of Directors, if any, shall be elected by the holders of shares of Common Stock and Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock voting together as a single class. If a vacancy on the Board of

Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of shareholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. No action by members of the Board of Directors filling a vacancy on the Board of Directors shall be effective until 10 days after all Board members who do not have a right to vote on such appointment have received notice thereof. A majority of the Board members entitled to receive such notice may waive such notice requirement on behalf of all such Board members.

         C.       Protective Provisions.

                  (i) The Company shall not, without the consent of persons holding greater than a majority of the outstanding shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, voting together as a class:

                        (a) Amend or restate the Fifth Amended and Restated Articles of Incorporation in a manner which would adversely alter or change the rights, preferences, privileges or restrictions of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock;

                        (b) Establish any class or series of capital stock which would rank senior to or on a parity with the Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock with respect to the right to receive dividends or any distribution upon the liquidation, dissolution, Liquidating Merger (as defined below) or winding up of the Company;

                        (c) Effect or permit any sale, lease, encumbrance, assignment, transfer or conveyance or merger of all or substantially all of the assets of the Company, or any liquidation or winding up of the Company;

                        (d) Increase or decrease (other than by permitted repurchase, redemption or conversion) the total number of authorized shares of capital stock or reduce the stated capital of the Company;

                        (e) Amend the Articles of Incorporation or the By-Laws of the Company to increase the authorized number of members of the Board of Directors in excess of seven; or

                        (f)  Obligate itself to do any of the foregoing.

                   (ii) The Company shall not, without the consent of persons holding greater than a majority of the outstanding shares of Series C Preferred
Stock:

                        (a) Amend or restate the Fifth Amended and Restated Articles of Incorporation in a manner which would adversely alter or change the rights, preferences, or privileges of the Series C Preferred Stock, provided the Series C Preferred Stock is adversely affected by such amendment or restatement in a different manner than the Series A, Series B, Series D, Series E, Series F or Series G Preferred Stock;

                           (b)      Establish any class or series of capital
stock which would rank senior to or on a parity with Series C Preferred Stock with respect to the right to receive dividends or any distribution upon the liquidation, dissolution, Liquidating Merger (as defined) or winding up of the Company, provided the Series C Preferred Stock is adversely affected by such establishment in a different manner than the Series A, Series B, Series D, Series E or Series G Preferred Stock; or

                           (c)      Obligate itself to do any of the foregoing.

                  (iii) The Company shall not, without the consent of persons holding greater than a majority of the outstanding shares of Series D Preferred
Stock:

                           (a)      Amend or restate the Fifth Amended and
Restated Articles of Incorporation in a manner which would adversely alter or change the rights, preferences, or privileges of the Series D Preferred Stock, provided the Series D Preferred Stock is adversely affected by such amendment or restatement in a different manner than the Series A, Series B, Series C, Series E, Series F or Series G Preferred Stock;

                           (b)      Establish any class or series of capital
stock which would rank senior to or on a parity with Series D Preferred Stock with respect to the right to receive dividends or any distribution upon the liquidation, dissolution, Liquidating Merger (as defined) or winding up of the Company, provided the Series D Preferred Stock is adversely affected by such establishment in a different manner than the Series A, Series B, Series C, Series E, Series F or Series G Preferred Stock; or

                           (c)      Obligate itself to do any of the foregoing.

                   (iv) The Company shall not, without the consent of persons holding greater than a majority of the outstanding shares of Series E Preferred
Stock:

                           (a)      Amend or restate the Fifth Amended and
Restated Articles of Incorporation in a manner which would adversely alter or change the rights, preferences, or privileges of the Series E Preferred Stock, provided the Series E Preferred Stock is adversely affected by such amendment or restatement in a different manner than the Series A, Series B, Series C, Series D, Series F or Series G Preferred Stock;

                           (b)      Establish any class or series of capital
stock which would rank senior to or on a parity with Series E Preferred Stock with respect to the right to receive dividends or any distribution upon the liquidation, dissolution, Liquidating Merger (as defined) or winding up of the Company, provided the Series E Preferred Stock is adversely affected by such establishment in a different manner than the Series A, Series B, Series C, Series D, Series F or Series G Preferred Stock;

                           (c)      Obligate itself to do any of the foregoing.

                    (v) The Company shall not, without the consent of persons holding greater than a majority of the outstanding shares of Series F Preferred
Stock:

                           (a)      Amend or restate the Fifth Amended and
Restated Articles of Incorporation in a manner which would adversely alter or change the rights, preferences, or privileges of the Series F Preferred Stock, provided the Series F Preferred Stock is adversely affected by such amendment or restatement in a different manner than the Series A, Series B, Series C, Series D, Series E or Series G Preferred Stock;

                           (b)      Establish any class or series of capital
stock which would rank senior to or on a parity with Series F Preferred Stock with respect to the right to receive dividends or any distribution upon the liquidation, dissolution, Liquidating Merger (as defined) or winding up of the Company, provided the Series F Preferred Stock is adversely affected by such establishment in a different manner than the Series A, Series B, Series C, Series D, Series E and Series G Preferred Stock;

                           (c)      Obligate itself to do any of the foregoing.

                  (vi) The Company shall not, without the consent of persons holding greater than a majority of the outstanding shares of Series G Preferred
Stock:

                           (a)      Amend or restate the Fifth Amended and
Restated Articles of Incorporation in a manner which would adversely alter or change the rights, preferences, or privileges of the Series G Preferred Stock, provided the Series G Preferred Stock is adversely affected by such amendment or restatement in a different manner than the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock;

                           (b)      Establish any class or series of capital
stock which would rank senior to or on a parity with Series G Preferred Stock with respect to the right to receive dividends or any distribution upon the liquidation, dissolution, Liquidating Merger (as defined) or winding up of the Company, provided the Series G Preferred Stock is adversely affected by such establishment in a different manner than the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock;

                           (c)      Obligate itself to do any of the foregoing.

         D.         Redemption and Sinking Fund.

                    (i) So long as any Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock remains outstanding, the Company shall, on each of the dates set forth in the following schedule (each a "Sinking Fund Payment Date"), set aside as and for a sinking fund for the redemption of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock (hereinafter called the "Sinking Fund") in cash out of any funds legally available therefor, a sum equal to the product of (a) the applicable Redemption Price (as hereinafter defined) multiplied by (b) the number of shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock to be redeemed as determined pursuant to subsection D(vii) hereof, a maximum number of shares as set forth below opposite such Sinking Fund Payment Date:

             Sinking Fund                   Number of Shares of Preferred
             Payment Date                       Stock to be Redeemed
- ---------------------------------------------------------------------------------
March 15, 1997                 One third of the shares of each series of
                               Series A, Series B, Series C, Series D, Series E,
                               Series F and Series G Preferred Stock then
                               outstanding.

March 15, 1998                 One third of the shares of each series of
                               Series A, Series B, Series C, Series D, Series E,
                               Series F and Series G Preferred Stock
                               outstanding as of March 15, 1997.

March 15, 1999                 One third of the shares of each series of
                               Series A, Series B, Series C, Series D, Series E,
                               Series F and Series G Preferred Stock
                               outstanding as of March 15, 1997.


                           (ii)     The Redemption Price for each share of
Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall be an amount in cash equal to the sum of the Liquidation Value of such series plus 8% per annum of the Liquidation Value from date of original issuance of such series less any dividends actually paid on such share of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock to the date of redemption.

                           (iii)    If on any Sinking Fund Payment Date the
funds of the Company legally available therefor shall be insufficient to discharge such Sinking Fund requirement in full, funds to the extent legally available for such purpose shall be set aside for the Sinking Fund. Such Sinking Fund requirements shall be cumulative, so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefor, after such payment or provisions for dividends, for each year thereafter shall be applied thereto until such requirements are fully discharged.

                           (iv)     On or before the fifth day (the "Redemption
Date") following each Sinking Fund Payment Date, the cash in the Sinking Fund shall be used to acquire by redemption, in the manner provided below, the number of shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock to be redeemed as, determined in subsection D(vii) hereof.

                           (v)      In the event of the redemption of only a
part of the outstanding shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, the Company shall effect such redemption pro rata among the total of all series of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock according to the number of shares to be redeemed by the Company for each holder of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock.

                           (vi)     At least 30 days but not more than 60 days
prior to the Redemption Date, a written offer (a "Offer to Redeem"), shall be mailed, postage pre-paid, to each holder of record of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock offered to be redeemed at his address last shown on the records of the Company. The Offer to Redeem shall state:

                                    (a)      Whether all or less than all of the
outstanding shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock are offered to be redeemed and the total number of shares offered for redemption;

                                    (b)      The number of shares of Series A,
Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock held by the holder that the Company intends to redeem;

                                    (c)      The Redemption Date and the
Redemption Price for each series;

                                    (d)      The date upon which the holder's
rights to convert such shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock into Common Stock will terminate; and

                                    (e)      That the holder is to surrender to
the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock to be redeemed.

                           (vii)    If a holder of Series A, Series B, Series C,
Series D, Series E, Series F or Series G Preferred Stock elects to accept the Offer to Redeem on or before the applicable Redemption Date (unless such holder has exercised his right to convert the shares as provided in Section E hereof), such holder shall (i) deliver to the principal offices of the Company a written statement accepting the Offer to Redeem and setting forth the number of shares of Preferred Stock such holder desires to have redeemed and identifying the series of such shares and (ii) surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Offer to Redeem, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (viii)   If the Offer to Redeem shall have been duly
given, and if on the Redemption Date the Redemption Price is either paid or made available for payment through the deposit arrangement specified in subsection D(ix) below, then notwithstanding that the certificates evidencing any of the shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

                           (ix)     On or prior to the Redemption Date, the
Company shall deposit with any bank or trust company in the State of California, having a capital and surplus of at least $100,000,000 as a trust fund, a sum equal to the aggregate Redemption Price of all shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock which the holder thereof has accepted the Company's offer to redeem and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the later of the date of such deposit or the applicable Redemption Date, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the later of the date of the deposit or the applicable Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders of the Company with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section E hereof. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Company, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Company.

                           (x)      The Company may elect to redeem all or a
portion of any series of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock at any time, provided, that it shall have received the prior written consent of persons holding sixty-six and two-thirds percent (662/3) of the outstanding shares of each series of Preferred Stock, with each series voting separately as a class.

          E.      Conversion.

                           (i)      In General.  Subject to subsection E(v)
below, the Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock shall be convertible at the option of the holder at any time into fully paid and nonassessable shares of Common Stock of the Company initially at the Conversion Rate for each series (as defined herein) of one (1) share of Common Stock for each share of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock; provided, however, that in case of the redemption of any shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock, such right of conversion shall cease and terminate as to the shares which the holder thereof has accepted the Company's Offer to Redeem, at the close of business on the day prior to the Redemption Date for those shares, notwithstanding any earlier deposit by the Company of funds sufficient for such redemption, unless default shall be made in the payment of the Redemption Price, in which case the rights of conversion granted hereby shall survive.

                           (ii)     The number of shares of Common Stock which
shall be deliverable in exchange for a share of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock upon conversion thereof is hereinafter referred to as the "Conversion Rate" for each such series. The Conversion Rate of each series shall be subject to adjustment from time to time in certain instances as hereinafter provided.

                           (iii)    An irrevocable notice of conversion shall be
mailed by each holder of shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock electing to convert his shares addressed to the Company. If less than all of the shares of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock owned by such holder are to be converted, the notice shall specify the number of shares thereof which are to be converted. Two days after the mailing of such notice, notwithstanding that no certificate for the shares of Common Stock into which the Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock was converted shall have been received by the holder so electing to convert and notwithstanding that no certificate for shares of the Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock converted into the Common Stock shall have been surrendered to the Company, the conversion of the Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock shall be deemed effective and the certificate or certificates representing the shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock for which notice of conversion was mailed shall be deemed to evidence the shares of Common Stock into which they were converted until such time as they are exchanged for a new certificate representing the shares of Common Stock into which they were converted.

                           (iv)     Exchange of Certificates.  As soon as
possible after the holder mails its notice of conversion to the Company, but in no event later than five (5) business days thereafter; (a) the holder shall surrender the certificate or certificates for such Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock at the office of any duly appointed transfer agent for such Preferred Stock or the Company's offices. Such certificate or certificates shall be duly endorsed to the Company or in blank and accompanied by proper instruments of transfer to the Company, unless the Company shall waive such requirement, and shall state in writing therein the name or names in which the holder wishes the certificate or certificates for Common Stock issued; and (b) the Company will issue and deliver to the person for whose account such Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if the shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock surrendered for conversion are not in the aggregate evenly convertible into a number of full shares of Common Stock. In the event of any liquidation, dissolution, Liquidating Merger (as hereinafter defined) or winding up of the affairs of the Company, all conversion rights of the holders of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall terminate on the date fixed by resolutions of the Board of Directors of the Company, which date shall not be later than ten (10) days nor earlier than twenty (20) days prior to such liquidation, dissolution, Liquidating Merger or winding up.

                           (v)      Automatic Conversion.

                                    (a)      All shares of Series A, Series B,
Series C, Series D, Series E, Series F or Series G Preferred Stock outstanding shall be converted automatically and without the requirement of any election on the part of any holder of such shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock at the applicable Conversion Rate in effect immediately prior to the closing by the Company of a bona fide firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, of its Common Stock at a public offering price of not less than $6.00 per share of Common Stock (as adjusted for any stock dividend, stock split or combination) with net proceeds to the Company of not less than $10,000,000 (an "Automatic Conversion Event").

                                    (b)      Written notice shall be given to
the holders of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock immediately upon the occurrence of an Automatic Conversion Event. On and after the date of mailing of such notice, and notwithstanding that any certificates for the Series A, Series B, Series C, Series D, Series E , Series F or Series G Preferred Stock shall not have been surrendered for conversion, the shares of Series A, Series B, Series C, Series D, Series E. Series F and Series G Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except any rights of the holder (1) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (2) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled and (3) to receive any dividends declared but unpaid on such Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock prior to the Automatic Conversion Event. No adjustments with respect to the Conversion Rate for each series shall be made on account of any holder's rights to dividends that have been declared but are unpaid prior to the Automatic Conversion Event; provided, however, that no dividends shall thereafter be paid on the Common Stock unless dividends have first been paid to the holders of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock entitled to payment prior to the Automatic Conversion Event. As soon as practicable after such Automatic Conversion Event, but in no event later than ten (10) business days after a holder of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock shall have received notice from the Company of such Automatic Conversion Event: (1) such holder shall surrender the certificate or certificates for such Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock at the office and in the manner provided for such purpose pursuant to subsection E(iii) above; and (2) the Company shall issue and deliver to the person for whose account such Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if the shares of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock automatically converted are not in the aggregate evenly convertible into a number of full shares of Common Stock.

          F. Anti-Dilution Protection. The Conversion Rates for the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall be subject to adjustment from time to time as set forth below.

                           (i)      Certain Definitions and Assumptions.  For
purposes of this Section F, the following definitions and assumptions shall apply:

                                    (a)      "Options" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                                    (b)      "Convertible Securities" shall mean
any evidence of indebtedness, shares (other than the Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                    (c)      "Original Issue Date" shall mean
the date on which the first share of Series E Preferred Stock was issued.

                                    (d)      "Series F Original Issue Date"
shall mean the date on which the first share of Series F Preferred Stock was issued.

                                    (e)      "Series G Original Issue Date"
shall mean the date on which the first share of Series G Preferred Stock was issued.

                                    (f)      "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or pursuant to this subsection F(i), deemed to be issued) by the Company subsequent to the Series G Original Issue Date, other than shares of Common Stock issued or issuable (or pursuant to this subsection F(i), deemed to be issued) at any time:

                                             (1)      upon conversion of the
Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock (including any such shares of Series A, Series B, Series C, Series D, Series E or Series F Preferred stock issued on or issuable upon conversion or exercise of Convertible Securities or Options);

                                             (2)      pursuant to Options to
purchase an aggregate of 1,000,000 shares of Common Stock reserved for issuance or outstanding on the Original Issue Date, or Options to purchase shares of Series A, Series B, Series D, or Series E Preferred Stock outstanding or issued on the Original Issue Date or Options to purchase shares of Series F Preferred Stock outstanding or issued on the Series F Original Issue Date;

                                             (3)      to employees, consultants,
agents or directors of the Company as approved by the Board of Directors after the Original Issue Date;

                                             (4)      by way of dividend or
distribution pursuant to subsection F(ii) or F(iii) below or a dividend or distribution on Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock; and

                                             (5)      up to a total of 50,000
shares of Common Stock or Preferred Stock issued since the Original Issue Date at a purchase price less than the then applicable Conversion Price and which are not excluded pursuant to clauses (1-4) of this subsection F(i)(f).

                                    (g)      "Conversion Price" for Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F and Series G Preferred Stock shall mean $1.60, $3.40, $7.00, $8.50, $5.00, $3.50 and $6.00, respectively, divided by the applicable Conversion Rate in effect at the time of any such determination.

                                    (h)      The issuance of Options or
Convertible Securities of the Company shall be deemed the issuance of the shares of Common Stock which may be acquired upon the exercise of the Options or the exchange or conversion of the Convertible Securities for a consideration equal to the consideration for which such Options were issued, plus the exercise price of any such Options or the consideration equal to the consideration for which the Convertible Securities were issued, plus any additional consideration to be received on exchange or conversion thereof. Such shares of Common Stock shall be deemed outstanding for the purposes of this Section F.

                                    (i)      Once an adjustment has been made to
the applicable Conversion Rate by reason of the deemed issuance of Additional Shares of Common Stock, no further adjustment in the Conversion Rate for each series shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                                    (j)      If such Option or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company upon exercise, exchange or conversion thereof or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Rate for each series shall, upon any such increase or decrease becoming effective, be equitably adjusted to reflect such increase or decrease.

                                    (k)      Upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Rate for each series computed upon the original issue thereof and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                             (1)      in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                             (2)      in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                           (ii)     Dividends.  If at any time the Company pays
a dividend on Common Stock payable in Common Stock or Convertible Securities, subdivides its outstanding shares of Common Stock into a larger number of shares or combines the outstanding shares of Common Stock into a smaller number of shares by reclassification or otherwise (each, a "Dilutive Event"), the Conversion Rate for each series in effect immediately prior to such Dilutive Event shall be adjusted by multiplying such Conversion Rate by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such Dilutive Event (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Event (assuming exercise or conversion of all outstanding Options and Convertible Securities). An adjustment made pursuant to this subsection F(ii), shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                           (iii)    Distribution of Assets.  If the Company
shall distribute to holders of shares of Common Stock any assets (other than any regular quarterly cash dividend out of earned surplus), any evidence of indebtedness or other securities of the Company or any rights to subscribe thereto (the "Assets") then in each such case the Conversion Rate for the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall be increased by multiplying the applicable Conversion Rate in effect on the record date for the determination of the shareholders entitled to receive such distribution, and prior to such distribution, by the absolute value of a fraction the numerator of which shall be the product of (a) the fair value per share (determined as provided in subsection F(ix) below) of the Common Stock on such record date (assuming exercise or conversion of all Options and Convertible Securities) and (b) the number of shares of Common Stock outstanding on such record date (assuming exercise or conversion of all Options and Convertible Securities) prior to such distribution and the denominator of which shall be the remainder of (c) the numerator and (d) the fair value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair value) of all of the Assets distributed by the Company to holders of shares of Common Stock on such record date. Such adjustment to the Conversion Rate for each series shall become effective retroactively immediately after the record date.

                           (iv)     Issuance or Sale Below the Conversion Price
for Series A Preferred Stock. If at any time the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series A Preferred Stock, then, in each such case, the Conversion Rate for the Series A Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all outstanding Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale.

                           (v)      Issuance or Sale Below the Conversion Price
for Series B Preferred Stock.

                                    (a)      Sales not exceeding $1,000,000 at
prices in excess of $2.40 per share. If (x) at any time after the Original Issue Date, the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock at a price per share less than the Conversion Price for the Series B Preferred Stock and in excess of $2.40 (as adjusted for any stock dividend, stock split or combination) and (y) the aggregate consideration of all such sales or deemed sales from the Original Issue Date does not exceed $1,000,000, then, in each such case, the Conversion Rate for the Series B Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all outstanding Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale.

                                    (b)      Sales after June 21, 1991 or after
the Conversion Price for the Series B Preferred Stock is reduced below $2.40. If the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series B Preferred Stock (x) at any time after June 21, 1991 or (y) at any time after the Conversion Price for the Series B Preferred Stock immediately prior to such issuance or sale does not exceed $2.40 (as adjusted for any stock dividend, stock split or combination), then, in each such case, the Conversion Rate for the Series B Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all out standing Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale.

                           (vi)     Issuance or Sale Below the Conversion Price
for Series C Preferred Stock. If at any time after the Original Issue Date the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series C Preferred Stock, then, in each such case, the Conversion Rate for the Series C Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all outstanding Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale. Notwithstanding the foregoing, no adjustment to the Conversion Price for the Series C Preferred Stock shall occur pursuant to this subsection F(vi) unless the purchase price per share of the Additional Shares of Common Stock is less than $3.40 per share.

                           (vii)    Issuance or Sale Below the Conversion Price
for Series D Preferred Stock. If at any time after the Original Issue Date the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series D Preferred Stock, then, in each such case, the Conversion Rate for the Series D Preferred Stock shall be increased, con currently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all outstanding Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale. Notwithstanding the foregoing, no adjustment to the Conversion Price for the Series D Preferred Stock shall occur pursuant to this subsection F(vii) unless the purchase price per share of the Additional Shares of Common Stock is less than $3.40 per share.

                           (viii)   Issuance or Sale Below the Conversion Price
for Series E Preferred Stock.

                                    (a)  Issuances After the Original Issue Date
Aggregating Less than $9,622,000. If at any time after the Original Issue Date the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series E Preferred Stock, then, in each such case, the Conversion Rate for the Series E Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the Conversion Price of the Series E Preferred Stock in effect on the date of such issuance and the denominator of which shall be the per share consideration received by the Company for the Additional Shares of Common Stock so issued. Notwithstanding any provision to the contrary, this subsection (F)(viii)(a) shall be applicable until such time that the Company has raised an aggregate of $9,622,000 from the sale of Additional Shares of Common Stock.

                                    (b)  Issuance or Sale Below the Conversion
Price. In the event that subsection F(viii)(a) is not applicable, and if at any time after the Original Issue Date the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series E Preferred Stock then in effect, then, in each such case, the Conversion Rate for the Series E Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all outstanding Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale.

                           (ix)     Issuance or Sale Below the Conversion Price
for Series F Preferred Stock. If at any time after the Original Issue Date the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series F Preferred Stock, then, in each such case, the Conversion Rate for the Series F Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all outstanding Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale.

                           (x)      Issuance or Sale Below the Conversion Price
for Series G Preferred Stock. If at any time after the Series G Original Issue Date the Company shall issue or sell, or shall, pursuant to subsection F(i), be deemed to have issued and sold Additional Shares of Common Stock without consideration or at a price per share less than the Conversion Price for the Series G Preferred Stock, then, in each such case, the Conversion Rate for the Series G Preferred Stock shall be increased, concurrently with such issuance or sale, to an amount determined by multiplying the Conversion Rate for such series in effect on the date of and immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (assuming exercise or conversion of all outstanding Options and Convertible Securities) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding (assuming exercise or conversion of all outstanding Options and Convertible Securities) on the date immediately preceding the date on which the Additional Shares of Common Stock were issued or sold and (b) the number of shares of Common Stock which the aggregate consideration to be received by the Company in respect of such Additional Shares of Common Stock would have purchased at the Conversion Price of such series in effect immediately prior to such issuance or sale.

                           (xi)     Fair Value.  For the purpose of any
computation under subsection F(iii), the "fair value" on any date shall be as mutually agreed upon by the Board of Directors of the Company with the representatives of the holders of the shares of Preferred Stock voting in favor of such valuation; provided, however, that if the Common Stock is listed or admitted to trading on a national securities exchange, the fair value on any date shall be equal to the average of the daily closing prices for the thirty
(30) consecutive trading days commencing forty-five (45) trading days before the date in question. The closing price for each day shall be the last sales price regular way, or if no such sale takes place, the average of the closing bid and asked prices regular way on the principal national securities exchange on which such class of Common Stock is listed or admitted to trading, or if not listed on such an exchange, the average of the closing bid and asked prices for a share of Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealer's Automated Quotation System at the close of business on such date.

                           (xii)    Capital Reorganization.  In the case of any
capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a merger not involving any reclassification, conversion or exchange of Common Stock, in which, subject to subsection F(xiii), the Company is the surviving corporation), each share of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall thereafter be convertible into the number of shares of stock (or of any class or classes) or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation or merger as the case may be, by a holder of the number of shares of Common Stock into which such share of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation or merger;
and, in any case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, to the end that the provisions set forth herein

(including the specified changes in and other adjustments of the Conversion Rate for each series) shall thereafter be applicable, as near as reasonably practical, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock.

                           (xiii)   Liquidating Merger.  If, as a result of (a)
a sale or conveyance of all or substantially all of the assets of the Company, or (b) the merger, reorganization or consolidation of the Company with or into another corporation or of another corporation into it, the beneficial owners of all of the equity interest in the Company (assuming conversion of all options and Convertible Securities outstanding at the time of such merger or consolidation) immediately prior to any such merger or consolidation will not beneficially own a majority of the equity interest of the entity surviving such merger or consolidation immediately after such merger or consolidation (each such event being hereinafter referred to as a "Liquidating Merger"), such sale, conveyance, merger, reorganization or consolidation shall be deemed a liquidation and shall be subject to the provisions of Section G.

                           (xiv)    Transfer Agents.  Whenever the Conversion
Rate of a series of Preferred Stock is adjusted as herein provided, the Company shall (a) forthwith file with any transfer agent or agents for such series of Preferred Stock a certificate signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted Conversion Rate for such series determined as provided in this Section F, and in reasonable detail the facts requiring such adjustment and
(b) cause a notice to be mailed to the respective holders of record of such series of Preferred Stock setting forth the adjustment and the Conversion Rate for such series, as adjusted. Any such transfer agents shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificates as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Company unless and until it receives a notice thereof pursuant to the provisions of this subsection F(xiv) and in default of any such notice each transfer agent may conclusively assume that there has been no such change.

                           (xv)     Availability of Authorized Shares.  The
Company shall at all times reserve and keep available, out of its authorized and unissued or treasury shares of Common Stock, or other stock or securities deliverable upon conversion, solely for the purpose of effecting the conversion of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of California, increase the authorized amount of its Common Stock and/or securities issuable upon con version of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock if at any time the number of shares of Common Stock (or such other securities) remaining unissued or treasury shares of Common Stock (or such other securities) shall not be sufficient to permit the conversion of all the then outstanding Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock.

                           (xvi)    No Fractional Shares.  No fractions of
shares of Common Stock are to be issued upon conversion of Preferred Stock, but in lieu thereof the Company will pay therefor in cash an amount determined by multiplying the fraction of a share by the applicable Liquidation Value.

                           (xvii)   Delivery of Common Stock.  The Company will
pay all issue and other taxes that may be payable in respect of any issue on delivery of shares of Common Stock on conversion of shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the tax so required.

          G.      Liquidation Rights.

                           (i)  In the event of any liquidation, dissolution,
Liquidating Merger or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Preferred Stock shall be entitled to receive from the assets of the Company available for distribution to its shareholders an amount per share in cash equal to the Liquidation Value of the respective series of Preferred Stock plus a liquidation premium of 8% per annum of the applicable Liquidation Value per share from the date of original issuance of such series, less any dividends that have actually been paid on such series, since it was issued (the "Liquidation Preference Amount"). If upon the occurrence of such event, the assets thus distributed among the holders of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount of the respective series of Preferred Stock, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock in proportion to the applicable Liquidation Preference Amounts.

                           (ii)  Upon completion of the distribution required by
subsection G(i), if any assets remain in the Company, the remaining assets of the Company shall be distributed to the holders of Common Stock. Written notice of such liquidation, dissolution, Liquidating Merger or winding up, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed or caused to be mailed by the Company by certified or registered mail, return receipt requested, not less than sixty (60) days prior to the date stated therein, to each holder of record of any share of the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock at his address as the same appears on the books of record of the Company. No consolidation or merger of the Company or sale or transfer by the Company of its assets which does not qualify as a Liquidating Merger, nor the reduction of the authorized number of shares of any class or series of capital stock of the Company, shall be deemed to be a liquidation, dissolution, Liquidating Merger or winding up of the corporation within the meaning of any of the provisions of this Section G.

         H. Status of Redeemed or Converted Shares. Any shares of the Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock which at any time shall have been redeemed pursuant or converted hereto shall after such redemption or conversion be canceled and no longer be available for issuance by the Company.

         I. Notice. The holders of shares of the Preferred Stock shall receive notice of certain events as follows:

                           (i)      not less than thirty (30) days before the
occurrence of any of the following: (a) any distributions of capital stock to holders of shares of the Company's Common Stock including without limitation, any stock splits, stock dividends, stock reclassifications, or the issuance of any rights or warrants, (b) the declaration of any record date or (c) any meeting of the holders of shares of the Company's capital stock called by the Company's Board of Directors (which notice must set forth in reasonable detail the business to be transacted at such meeting); (ii) not more than ten (10) days after the occurrence of an Automatic Conversion Event, that such event has occurred; and (iii) not less than twenty (20) days prior to the date fixed by the Board of Directors for the termination of the conversion rights of the Preferred Stock as a result of any liquidation, dissolution, Liquidating Merger or winding up of the affairs of the Company that such event will occur.

         J. Consent for Certain Repurchases of Common Stock Deemed to be Distributions. Each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D, Series E, Series F and Series G Preferred Stock shall be deemed to have consented, for the purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the Company in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such right of repurchase between the Company and such persons.

                                      II.

         The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

         Any amendment, repeal or modification of any provisions of this Article IV shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

         3. The Fifth Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

         4. The article amendments as included in the Fifth Amended and Restated Articles of Incorporation (other than omissions required by Section 910 of the California General Corporation Law) have been duly approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of Common Stock of this corporation is 1,143,102. The total number of outstanding shares of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock are 2,269,261, 1,310,029, 200,000, 470,590, 75,600, and
1,900,000 respectively. The number of shares voting in favor of the Fifth Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required for the approval of the Fifth Amended and Restated Articles of Incorporation was more than 50% of the Common Stock and more than 50% of the Preferred Stock.

          IN WITNESS WHEREOF, the Fifth Amended and Restated Articles of Incorporation has been executed by the undersigned on January __, 1996.


                                           -----------------------------
                                           Robert Akins, President


                                           -----------------------------
                                           William Angus, III, Secretary

          ROBERT AKINS and WILLIAM ANGUS, III, declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated: January ___, 1996


                                               -----------------------------
                                               Robert Akins, President


Dated:  January ___, 1996


                                               -----------------------------
                                               William Angus, III, Secretary

                                January 30, 1996

To the Investors listed on
Schedule 1.2 of the Series G
Preferred Stock Purchase
Agreement dated January 30, 1996

Ladies and Gentlemen:

         We have acted as counsel for CYMER Laser Technologies, a California corporation (the "Company"), in connection with the sale by the Company to you of 900,000 shares of the Company's Series G Preferred Stock (the "Series G Shares") pursuant to the CYMER Laser Technologies Series G Preferred Stock Purchase Agreement dated as of January 30, 1996 (the "Agreement") among the Company, certain individuals listed on Schedule 1.1 (the "Founders") and
Schedule 1.2 (the "Investors") to the Agreement. This opinion is given to you in compliance with Section 11.5 of the Agreement. Unless defined herein, capitalized terms have the meaning given to them in the Agreement.

         In connection with this opinion, we have examined and relied upon the originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge," "known to us," "to the best of our knowledge" or "to the best of our knowledge after due inquiry" means as to matters of fact that we have examined documents in our files and documents made available to us by the Company and have made such inquiries of officers of the Company and others as we have deemed necessary, but beyond that we have made no independent factual investigation for the purpose of rendering this opinion. Further, the expression "to our knowledge," "known to us," "to the best of our knowledge" or "to the best of our knowledge after due inquiry" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Company or the rendering of the opinion set forth below.

Investors in Series G Shares
January 30, 1996
Page 2



         For the purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Investors in Section 4 of the Agreement are true and correct. We are also assuming that the Investors have purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

         Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

         The opinions hereinafter expressed are subject to the following qualifications, as to which we render no opinion:

         (a) the applicability to the Agreement of the Exon-Florio Amendment (50 U.S.C. Section2170) to the Defense Production Act of 1950;

         (b) the enforceability of the stock repurchase provisions set forth in Sections 7.1 and 8.1 of the Agreement due to the restrictions set forth in Sections 500 and 501 of the California Corporations Code; and

         (c) the Company's activities in Japan or the formation or activities of Cymer Japan, Inc., a Japanese corporation and a wholly owned subsidiary of the Company (the "Subsidiary").

         On the basis of the foregoing and in reliance thereon, except as disclosed in Schedule 3.0 of the Agreement, and with the foregoing qualifications, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority and the legal right to transact the business in which it is presently engaged, to own, lease and operate all of the assets and properties owned, leased or operated by it, to enter into and per form the Agreement, to issue and sell the Series G Shares and to issue the shares of Common Stock issuable upon conversion of the Series G Shares (the "Conversion Shares") and to otherwise perform and comply with all other actions and agreements arising under the Agreement. The Company is duly qualified to do business as a foreign corporation in good standing in all other United States jurisdictions which require such qualification except to the extent that failure to so qualify would not have a material adverse effect on the financial

Investors in Series G Shares
January 30, 1996
Page 3

condition, earnings, assets, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise.

         2. The execution, delivery and performance of the Agreement, the issuance of the Series G Shares and the Conversion Shares and the consummation of the transactions contemplated in the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, including any action required to be taken by the Company's shareholders. The Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (A) subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting the enforcement of creditor's rights generally, (B) subject to general principles of equity (regardless of whether such enforceability is considered in equity or at law), or (C) except as the enforceability of the indemnification provisions of Section 9.13 of the Agreement may be limited under federal or state securities laws or by public policy. The certificates representing the Series G Shares are in due and proper form and have been validly executed by the officers of the Company named thereon.

         3. Except for the Subsidiary, the Company has no subsidiaries and, to our knowledge, does not own (of record or beneficially) and has made no commitment to purchase any shares or securities of, or otherwise make any investment in, any other corporation, association, partnership or other entity and is not a participant in any joint venture.

         4. Neither the issuance or sale of the Series G Shares (including the Conversion Shares) nor the execution and delivery by the Company of the Agreement, nor the consummation of or compliance with the transactions and agreements contemplated by the Agreement will conflict with or constitute a violation or breach of (i) the Restated Articles of Incorporation or Bylaws of the Company, (ii) any material contracts or any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement, or instrument identified on Schedule I hereto (the "Material Contracts") and to which the Company is a party or by which it is bound or, violate any order, rule or regulation known to us after due inquiry, on the date hereof, which is applicable to the Company of any court or of any federal, state or foreign regulatory body or administrative agency having jurisdiction over the Company or any of its properties.

         5. At the closing, upon payment of the full purchase price therefor, the Investor will receive good and valid title to the Series G Shares (including the Conversion Shares issuable upon conversion thereof when and if issued in accordance with the Agreement and the Restated Articles of Incorporation), and the Series G Shares (including the Conversion Shares issuable upon conversion thereof when and if issued in accordance with the Agreement and the Restated Articles of Incorporation) will be duly authorized, validly issued, fully paid, non-

Investors in Series G Shares
January 30, 1996
Page 4

assessable, free and clear of all liens and encumbrances and preemptive or similar rights, other than liens, encumbrances or restrictions on transfer arising under the Agreement, applicable securities laws or under agreements entered into or actions taken by the Investor.

         6. As of the date of this opinion (but prior to the execution and delivery of the Agreement and the consummation of the transactions contemplated therein) the Company will have 15,000,000 shares of Common Stock, 1,156,123 shares of which are issued and outstanding, and 9,834,880 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), consisting of: 2,269,261 shares of Series A Preferred Stock, all of which are issued and outstanding; 1,310,029 shares of Series B Preferred Stock, all of which are issued and outstanding; 200,000 shares of Series C Preferred Stock, all of which are issued and outstanding; 485,590 shares of Series D Preferred Stock, 470,590 of which are issued and outstanding; 1,670,000 shares of Series E Preferred Stock, of which 75,600 are issued and outstanding; 3,000,000 shares of Series F Preferred Stock, 2,170,074 of which are issued and outstanding; and 900,000 shares of Series G Preferred Stock, none of which are outstanding prior to the closing. All of the outstanding shares of Common Stock and Preferred Stock are duly authorized and validly issued, fully paid and non-assessable. In addition, the Company has reserved the following shares of capital stock for issuance: (i) up to 900,000 Series G Shares to be issued pursuant to the Agreement, (ii) 1,500,000 shares of Common Stock upon exercise of options granted or to be granted to the Company's employees; (iii) 21,514 shares of Series E Preferred Stock to be issued pursuant to Warrants to purchase Series E Preferred Stock (the "Series E Warrants"); (iv) up to 843,526 shares of Series F Preferred Stock to be issued pursuant to warrants to purchase Series F Preferred Stock (the "Series F Warrants"); and (v) up to 8,561,295 shares of Common Stock reserved for issuance upon conversion of the Shares and upon conversion of Preferred Stock to be issued pursuant to the Series E Warrants and the Series F Warrants. No other classes of capital stock of the Company are authorized or outstanding. To our knowledge, except for rights set forth or described in the Restated Articles and the Agreement (including the Schedule of Exceptions), there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

         7.       Subject to the accuracy of the Investors' representations in
Section 4 of the Agreement, the offer, issuance and sale of the Series G Shares to be issued in conformity with the terms of the Agreement and the issuance of the Conversion Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

         8. No consent, approval or authorization of or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series G Shares (or the issuance of the Conversion Shares), or the consummation of any other transaction contemplated by the Agreement.

Investors in Series G Shares
January 30, 1996
Page 5


         9. After due investigation, we know of no actions, suits, proceedings pending or threatened against the Company or any of their properties, at law or in equity or before or by any commission, board, body, authority, or agency other than such as are described in the Schedule of Exceptions attached to the Agreement as Schedule 3.0.

         This opinion is intended solely for your use in connection with your purchase of Series G Shares and is not to be made available to or relied upon by other persons or entities without our prior written consent.

                                      Very truly yours,

                                      WILSON, SONSINI, GOODRICH & ROSATI
                                      Professional Corporation

                                   SCHEDULE I

                               MATERIAL CONTRACTS

1.       COMMERCIAL AGREEMENTS

         Service Agreement, dated March 15, 1991, with Mitsubishi Corporation, and Amendment to Service Agreement, dated August 24, 1992.

         Product License and Manufacturing Agreement--High Power Laser, dated August 28, 1992, with Seiko Instruments Inc.

         Contract Manufacturing Agreement--Lithography Laser, dated August 28, 1992, with Seiko Instruments Inc.

         Research and Development Contract, dated August 28, 1992 with Seiko Instruments Inc., including:

                  Sub-Agreement (1), dated June 1, 1993, with Seiko Instruments Inc.

                  Sub-Agreement (2), dated June 14, 1994, with Seiko Instruments Inc.

         Service Plan of Cymer's Excimer Lasers, dated December 30, 1991, with EO Technics Co.

         Purchase Agreement, dated March 30, 1994, with Oramir Semiconductor Equipment Ltd.

         ARPA Contract, dated July 27, 1993, with Advanced Research Projects Agency.

         Patent License Agreement, dated August 1, 1989, with Patlex
         Corporation.

         Sematech Development Agreement, dated August 2, 1994, with Sematech,
         Inc.

         Agreement, dated May 7, 1993, with ASM Lithography B.V.

         APPT/SRL/CYMER Solid State Modulator License and Manufacturing Agreement, dated January 26, 1995 with APPT and SRL.

2.       CREDIT AGREEMENTS

         CEFO Preliminary Commitment to Guarantee, dated August 4, 1994, with California Export Finance Office.

         CEFO Guarantee Agreement, dated August 17, 1994, with California Export Finance Office.

         Silicon Valley Bank Loan Agreement, dated October 4, 1993 , as amended to date.

         Loan Agreement, dated August 15, 1991, with Mitsubishi International Corporation, including:

                  Promissory Note, dated September 20, 1993 and August 19, 1993 Security Agreement, dated April 21, 1993; and Substitution Agreement, dated April 21, 1993.

         Letter of Awareness, dated June 28, 1994, with The Hong Kong and Shanghai Banking Corporation Limited.

3.       FINANCING AGREEMENTS

         Series F Preferred Stock Purchase Agreement, dated February 28, 1995.

4.       INSURANCE AGREEMENTS

         Life Insurance Policies for Robert Akins, dated April 7, 1988 and for Richard Sandstrom, dated April 7, 1988.


5.       LEASE AGREEMENTS

         Industrial Real Estate Lease, 16160 West Bernardo Drive, San Diego, CA 92128, dated August 19, 1991 and addendums, dated February 1, 1994 and August 19, 1991.


6.       INDEMNIFICATION AGREEMENTS

         Indemnification Agreement with Robert P. Akins, dated April 15, 1988.

         Indemnification Agreement with Martin B. Pedley, dated April 15, 1988.

         Indemnification Agreement with Richard Abraham, dated April 15, 1988.

         Indemnification Agreement with F. Duwaine Townsen, dated April 15,
         1988.

         Indemnification Agreement with Richard L. Sandstrom, dated April 15, 1988.

         Indemnification Agreement with Kenneth M. Deemer, dated May 3, 1988.

         Indemnification Agreement with Narendra Kumar Agarwal, dated July 5, 1988.

         Indemnification Agreement with William A. Angus, dated November 9,
         1990.

7.       AGREEMENTS WITH EMPLOYEES

         Separation Agreement, dated August 8, 1994, with Uday Sengupta.

         Employee Non-Disclosure Agreements signed by all employees.

         Confidential Disclosure Agreement, dated August 26, 1994, with Uday Sengupta.

                                  Schedule 3.0

                  Exceptions to Representations and Warranties

         Set forth below are exceptions to the representations and warranties of the Company made in Section 3.0 of the attached Agreement. All disclosures and exceptions are intended to modify all of the Company's representations and warranties, and the section headings used below are for convenience only.

3.1      Organization and Standing; Articles and Bylaws

         In addition to California, the Company leases property and is qualified to do business in the state of Massachusetts. The Company leases property and is duly organized in Chiba, Japan.

3.8      Absence of Undisclosed Liabilities and Obligations

         See Section 3.13 below.

3.10     Real Property

         The Company or its subsidiary currently lease property at the following locations:

         16275 Technology Drive
         San Diego, California 92127-1815

         47 East Grove Street
         Middleboro, Massachusetts

         1-22-6 Ichikawa
         Ichikawa
         Chiba, Japan 272

3.13     Patent and Trademarks

         PATLEX CORP.

         Effective August 1, 1989 and lasting until the expiration of the licensed patents, the Company entered into a Patent License Agreement for a nonexclusive worldwide license to certain patented laser technology with Patlex Corp., a patent holding company ("Patlex"). Under the terms of the agreement, the Company is required to pay royalties ranging from 1/4% to 5% of gross sales and leases, as defined, depending on total revenues earned.

         SEIKO

         In August 1992, the Company entered into a (i) Product License and Manufacturing Agreement, dated August 28, 1992 (the "License Agreement") and
(ii) a Research and Development Agreement, dated August 28, 1992 (the "Research Agreement") with Seiko. In return for partially funding the Company's research and development of its industrial laser technology pursuant to the Research Agreement, Seiko has the right and license (according to the terms of the License Agreement) to use the developments, improvements and modifications made by the Company. Under the License Agreement, the Company granted to Seiko the royalty-bearing, nontransferable, exclusive right (in Japan) and the nonexclusive right (worldwide) to manufacture, market, distribute and sell the Company's HPL-100K industrial laser and subsequent enhancements thereto. The Company also granted Seiko the right of first refusal to license and fund the Company's development of new technologies which are not funded by other parties.

         SEMATECH, INC.

         The Company entered into a Development Agreement, dated August 2, 1994 (the "Development Agreement"), with Sematech, Inc., a Delaware corporation representing a U.S. industry government and business consortium organized to conduct research and development of advanced semiconductor manufacturing for the use of the consortium's members ("Sematech"), under which the parties agreed to jointly develop a new laser for use with a SVGL Microscan tool. If the Company is unable to manufacture sufficient numbers of the new laser for Sematech or Sematech's members' needs, the Company will grant an unrestricted, worldwide, nonexclusive and irrevocable license for the production of the new laser. All patents resulting from any invention made solely by an employee of either Sematech or Cymer will belong to the company that employs the inventor. All patents resulting from any invention made solely by a Sematech member's employee will belong to that employee's employer. All patents resulting from any invention made jointly by Sematech employees, members' employees and/or the Company's employees will be jointly owned by the employers of such joint inventors. The Company is obligated to grant Sematech a royalty-free, worldwide, unrestricted, nonexclusive and irrevocable license, which Sematech may sublicense to (i) its members, who may in turn sublicense to majority-owned entities, or (ii) the Department of Defense, which in turn may sublicense to its subcontractors, to all of the Company's patents which result from the development work completed under the agreement; provided, however, that if such patents are used for the manufacture or contracting for the manufacture of materials or equipment covered by such patents, the Company is obligated to grant to Sematech or its members a license requiring certain limited royalty payments.

         COHERENT INC.

         On November 8, 1993 and August 31, 1994, the Company received notices from Coherent Inc. ("Coherent") which alleged that the Company's excimer laser systems infringe on Coherent's ownership of a patent related to gas discharge lasers. The Company has referred such claim to its patent attorneys for further investigation. Coherent has offered to license the patent to Cymer; however, the Company believes that it has valid defenses to the infringement claim.

3.16     Litigation

         See Section 3.13 - "Coherent, Inc." above.

3.20     Registration Rights

         Silicon Valley Bank, the Company's principal bank ("SVB"), is entitled to certain registration rights with respect to the registration of the shares of Series E Preferred Stock issuable upon exercise of the Series E Warrants or the Common Stock issuable upon conversion of the Series E Preferred Stock (the "SVB Conversion Stock") under the Securities Act. If the Company proposes to register any of its securities under the Securities Act, SVB or its assigns are entitled to notice of such proposed registration and the opportunity to include shares of SVB Conversion Stock therein.